ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2005 Annual General Meeting of Shareholders

and

Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
Victoria Hall
11 Victoria Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005

To our Shareholders:

The Annual General Meeting of Shareholders of Aspen Insurance Holdings Limited (the "Company") will be held at The Elbow Beach Hotel, 60 South Shore Road, Paget, Bermuda on May 26, 2005 at 12:00 p.m. Bermuda time for the following purposes:

1.	To re-elect Mr. Christopher O'Kane and Ms. Heidi Hutter as Class I directors of the Company;

2.	To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

3.	To adopt the amended and restated Bye-Laws of the Company to reflect the changes described in Appendix I of the attached Proxy Statement;

4.	To approve an amendment to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan to increase by 3,751,983 the number of ordinary shares which may be issued under such plan from 5,724,570 ordinary shares to 9,476,553 ordinary shares;

5.	To act on various matters concerning the Company's non-U.S. subsidiaries; and

6.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2004 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company's Bye-Laws.

The close of business on April 4, 2005 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Victoria Hall, 11 Victoria Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o Mellon Investor Services LLC, attn: Proxy Processing, P.O. Box 3671, So. Hackensack, NJ 07606-9371, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company's register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,

Frances Chatterjee Secretary

Hamilton, Bermuda
April 26, 2005

ASPEN INSURANCE HOLDINGS LIMITED
Victoria Hall
11 Victoria Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 26, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Aspen Insurance Holdings Limited (the "Company") to be voted at our Annual General Meeting of Shareholders to be held at The Elbow Beach Hotel, 60 South Shore Road, Paget, Bermuda on May 26, 2005 at 12:00 p.m., Bermuda time, or at such other meeting upon any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about April 26, 2005.

As of April 4, 2005, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 69,329,931 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the "ordinary shares"), issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote on each matter to be voted upon by the Shareholders at the Annual General Meeting for each share held. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the "Code")) whose "controlled shares" (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder's ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder's voting rights are to be adjusted pursuant to the Company's Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. "Controlled shares" will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that the voting power of one of our Shareholders, DLJ Merchant Banking Overseas Partners III, C.V., will be reduced to 0.957296 votes for each ordinary share on each matter to be voted upon. It is currently expected that the voting power of BOCP Excalibur Holdco (Cayman) Limited, BGE Excalibur Holdco (Cayman) Limited, Wellington Underwriting plc ("Wellington") (and its subsidiaries), Credit Suisse First Boston Private Equity and its affiliates ("CSFB Private Equity") (other than ordinary shares held by DLJ Merchant Banking Overseas Partners III, C.V. as described above), Candover 2001 Fund US No. 5 Limited Partnership, Appleby Trust (Bermuda) Limited (the "Names' Trustee"), Phoenix Equity Partners and its affiliates ("Phoenix"), and Montpelier Reinsurance Limited ("Montpelier Re") will not change and each such entity will be entitled to one vote on each matter to be voted upon for each ordinary share held. It is also currently expected that the voting power of all other Shareholders will be increased to 1.004337 votes on each matter to be voted upon for each ordinary share held by such Shareholders.

The Company's Bye-Law 84 provides that, if the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside the United States of America (each, a "Non-U.S. Subsidiary"), the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company's corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary. The Board shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Subsidiary.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.	To vote FOR the re-election Mr. Christopher O'Kane and Ms. Heidi Hutter as Class I directors of the Company;

2.	To vote FOR the appointment of KPMG Audit Plc as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005 and to authorize the Board through the Audit Committee (the "Audit Committee") to set the remuneration for the independent registered public accounting firm;

3.	To vote FOR the amendments to the Bye-Laws of the Company to reflect the changes described in Appendix I of this Proxy Statement (17 Proposals);

4.	To vote FOR the amendment to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan ("2003 Share Incentive Plan") to increase by 3,751,983 the number of ordinary shares which may be issued under the 2003 Share Incentive Plan from 5,724,570 ordinary shares to 9,476,553 ordinary shares;

5.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Limited ("Aspen Re"), an indirect wholly owned insurance company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote for:

(a)	the election of Messrs. Paul Myners, Christopher O'Kane, Julian Cusack, David May, Ian Cormack, Marek Gumienny, Richard Keeling, Ian Campbell, and Ms. Sarah Davies and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Re's articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re resolution ultimately conferring such authority (the "Aspen Re Resolution") to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority;

(c)	the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen Re's annual general meeting to the conclusion of the next annual general meeting of Aspen Re and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm; and

(d)	the amendment to Aspen Re's articles of association to allow Aspen Re to benefit from new rules which extend an English company's ability to indemnify its directors;

6.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Services Limited ("Aspen Services"), an indirect wholly owned services company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote for:

(a)	the election of Messrs. Christopher O'Kane, Julian Cusack, David May, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen Services;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Services' articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services resolution ultimately conferring such authority (the "Aspen Services Resolution") to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority;

(c)	the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen Services' annual general meeting to the conclusion of the next annual general meeting of Aspen Services and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm; and

(d)	the amendment to Aspen Services' articles of association to allow Aspen Services to benefit from new rules which extend an English company's ability to indemnify its directors;

7.	To vote FOR the resolutions proposed by the Company in respect of Aspen (UK) Holdings Limited ("Aspen (UK) Holdings"), a wholly owned intermediary holding company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote for:

(a)	the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen (UK) Holdings' articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority;

(c)	the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen (UK) Holdings' annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm; and

(d)	the amendment to Aspen (UK) Holdings' articles of association to allow Aspen (UK) Holdings to benefit from new rules which extend an English company's ability to indemnify its directors;

8.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance Limited ("Aspen Bermuda"), a wholly owned insurance company organized under the laws of Bermuda as an instruction for the Company's representatives or proxies to vote FOR:

(a)	the election of Messrs. Christopher O'Kane, Julian Cusack, James Few, David Skinner, and Ms. Kate Vacher and Ms. Sarah Davies as company directors for election to the board of directors of Aspen Bermuda for 2005 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2005 and to fix the remuneration of such directors; and

(b)	the appointment of KPMG as the auditor of Aspen Bermuda for the fiscal year ended December 31, 2005 and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Aspen Re, Aspen Services and Aspen (UK) Holdings are collectively referred to as the "UK Subsidiaries" and Aspen Bermuda, together with the UK Subsidiaries are collectively referred to as the "Subsidiaries".

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Except for Proposals 8, 12 and 16 which will be decided by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67), the remaining Proposals will be decided by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 140 of the Company, the Company's financial statements for the year ended December 31, 2004 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

All ordinary shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in "street name" by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

Because the Company is currently a foreign private issuer, to the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the "NYSE") that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any "broker non-votes" and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, "broker non-votes" occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Mellon Investor Services LLC to be our proxy solicitation agent. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Prior to our initial public offering, pursuant to provisions that were in our Bye-Laws and a shareholders' agreement by and among us and certain shareholders, certain of our shareholders had the right to appoint or nominate and remove directors to serve on our Board. Mr. Melwani was appointed, and Mr. Rosenthal was nominated, as directors by The Blackstone Group ("Blackstone"). Mr. Cormack was appointed director by Candover Partners Limited ("Candover"). Mr. Avery was appointed director by Wellington. Mr. Salame was nominated director by CSFB Private Equity. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our Bye-Laws or otherwise.

Our Bye-Laws provide for a classified Board, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors are scheduled to serve until our 2005 Annual General Meeting, our incumbent Class II Directors are scheduled to serve until our 2006 Annual General Meeting and our incumbent Class III Directors are scheduled to serve until our 2007 Annual General Meeting.

Anthony Taylor was initially appointed as a director by Montpelier Re and was a Class I Director commencing on June 21, 2002. He has since resigned from our Board on January 21, 2004 because as Chief Executive Officer of Montpelier Re Holdings Ltd., he believed it was difficult for him to contribute fully to the Company from both an operational and governance perspective. Bret Pearlman was initially appointed as a director by Blackstone and was a Class III Director commencing on June 21, 2002. He resigned from the Board on July 29, 2004 because he accepted a position with Elevation Partners.

The Company has initiated a directors' search for possible replacement directors and is actively considering potential candidates who would meet the independence and other requirements.

As of April 1, 2005 we had the following directors on our Board:

Name	Age	Position	Director Since
Continuing Directors
Class I Directors
Christopher O'Kane	50	Chief Executive Officer of the Company and Aspen Re and Chairman of Aspen Bermuda	2002
Heidi Hutter(1)(2)(3)	47	Director	2002

Class II Directors:
Paul Myners(3)	57	Chairman of the Company and Aspen Re	2002
Julian Cusack(3)	54	Chief Financial Officer of the Company, Chief Executive Officer of Aspen Bermuda	2002
Norman L. Rosenthal(1)(4)	53	Director	2002

Class III Directors:
Julian Avery(2)(4)	59	Director	2003
Ian Cormack(1)	57	Director	2003
Prakash Melwani(2)(3)(4)	46	Director	2003

Name	Age	Position	Director Since
Kamil M. Salame(2)(3)	36	Director	2002

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Investment Committee

(4)	Member of the Corporate Governance and Nominating Committee

Paul Myners.    Mr. Myners has been our Chairman and a director since June 21, 2002. He is also currently the Chairman of Aspen Re, a position he has held since June 2002, of the Guardian Media Group, a position held since March 2000 and of Marks and Spencer, a position held since May 2004. Mr. Myners has recently been appointed, effective June 1, 2005, as a non-executive director of the Bank of England and is a non-executive director of The Bank of New York. He completed a review of Institutional Investment for Her Majesty's Treasury in 2001 and was a member of the Financial Reporting Council, the body responsible for overseeing the process for setting U.K. accounting standards. From August 1, 1987 until November 2001, he held the position of Chairman of Gartmore Investment Management and previously served as an executive director of National Westminster Bank, Coutts & Co., and as an independent director of the Investment Management Regulatory Organization, the Lloyd's Market Board, Celltech Group, the Scottish National Trust, PowerGen plc and Orange plc.

Christopher O'Kane.    Mr. O'Kane has been our Chief Executive Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen Re and Chairman of Aspen Bermuda. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O'Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd's Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O'Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O'Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O'Kane has over 16 years of specialty insurance and reinsurance underwriting experience, beginning his career as a Lloyd's broker.

Julian Cusack, Ph.D.    Mr. Cusack has been our Chief Financial Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen Bermuda since 2002. From 2002 until March 31, 2004, he was also Finance Director of Aspen Re. Mr. Cusack previously worked with Wellington where he was Managing Director of Wellington Underwriting Agents Limited ("WUAL") from 1992 to 1996, and in 1994 joined the board of directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington from 1996 to 2002.

Julian Avery.    Mr. Avery has been a director since April 9, 2003. He served as Chief Executive Officer of Wellington since 2000 until September 20, 2004. Prior to becoming Chief Executive Officer, Mr. Avery had been Managing Director of Wellington since 1996. He was also a director of WUAL since 1996 and its Chairman since 2001. Mr. Avery is also a solicitor and served on the Council of Lloyd's from December 2000 until February 2005. He was Deputy Chairman of the Lloyd's Market Association Services Limited. He is a non-executive director of East Surrey Holdings plc, Warner Estate Holdings plc and chairman of Invesco Perpetual Aim VCT PLC.

Ian Cormack.    Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen Re. Mr. Cormack is a Senior Partner in Cormack Tansey Partners, a strategic consulting firm that he established in 2002. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.'s insurance financial services and asset management in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack also serves as a member of Millennium Associates AG's Global Advisory Board and Chairman of Entertaining Finance Ltd. and previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, and a Member of the Board of Clearstream (Luxembourg). Mr. Cormack is also a non-executive chairman of Aberdeen Growth Opportunities Venture Capital Trust 2 plc and a non-executive director of MphasiS BFL Ltd. (India). He was a member of the U.K. Chancellor's City Advisory Panel from 1993 to 1998.

Heidi Hutter.    Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen Re since June 2002. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and has over twenty-five years of experience in property/casualty reinsurance. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd's of London, which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. Ms. Hutter also serves as a director of Aquila, Inc. and Talbot Underwriting Ltd. and its corporate affiliates.

Prakash Melwani.    Mr. Melwani has been a director since July 21, 2003. In May 2003, Mr. Melwani joined Blackstone as a Senior Managing Director in its Private Equity Group. He is also a member of the firm's Private Equity Investment Committee. Prior to joining Blackstone, Mr. Melwani was a founder, in 1988, of Vestar Capital Partners and served as its Chief Investment Officer. Prior to that, Mr. Melwani was with the management buyout group at The First Boston Corporation and with N.M. Rothschild & Sons in Hong Kong and London.

Norman L. Rosenthal, Ph.D.    Dr. Rosenthal has been a director since June 21, 2002. He is also currently President of Norman L. Rosenthal & Associates, Inc., a management consulting firm which specializes in the property casualty insurance industry. Previously, Dr. Rosenthal was a managing director and senior equity research analyst at Morgan Stanley & Co. following the property casualty insurance industry. He joined Morgan Stanley's equity research department covering the insurance sector in 1981 and remained there until 1996. Dr. Rosenthal also currently serves on the board of directors of The Plymouth Rock Company, Palisades Safety and Insurance Management Corporation and the High Point Safety and Insurance Management Company. Dr. Rosenthal previously served on the board of directors of Mutual Risk Management Ltd. from 1997 to 2002, and Vesta Insurance Group from 1996 to 1999.

Kamil M. Salame.    Mr. Salame has been a director since June 21, 2002. He has been a partner of DLJ Merchant Banking Partners, the primary private equity funds of Credit Suisse First Boston Private Equity since June 2004 and, prior to then, a principal. Mr. Salame joined Donaldson, Lufkin & Jenrette's Merchant Banking Group, a predecessor to Credit Suisse First Boston Private Equity, in 1997. Previously he was a member of Donaldson, Lufkin & Jenrette's Leveraged Finance Group. Mr. Salame is a director of Montpelier Re Holdings Ltd. and US Express Leasing, Inc.

Committees of the Board of Directors

Audit Committee: Messrs. Cormack and Rosenthal and Ms. Hutter. The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board, as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held five meetings during 2004.

The members of the Audit Committee have substantial experience in assessing the performance of companies, gained as members of our Board and Audit Committee, as well as by serving on the boards of directors of other companies. Our Audit Committee is comprised of seasoned business professionals, whereby one member has over 30 years of experience in the financial services industry, another member has over 25 years of experience in the property and casualty reinsurance business, and another member has over 15 years of experience as an equity research analyst following the insurance industry. As a result, they each have an understanding of U.S. GAAP financial statements. However, none of them has acquired the attributes of a financial expert through the specific means permitted under the Sarbanes-Oxley Act. Accordingly, the Board does not consider any of them to be a "financial expert" as defined in the applicable regulations. Nevertheless, our Board believes that they competently perform the functions required of them as members of the Audit Committee and, given their background and understanding of the Company, it would not be in the best interest of the Company at this time to replace any of them with another person to qualify a member of the Audit Committee as a financial expert. However, the Company has initiated a directors' search and is actively considering potential candidates that may be appointed to the Audit Committee and qualify as a financial expert.

Compensation Committee:    Messrs. Avery, Melwani and Salame and Ms. Hutter. The Compensation Committee, oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. Mr. Melwani is Chairman of the Compensation Committee. The Compensation Committee held four meetings during 2004.

Investment Committee:    Messrs. Myners, Cusack, Melwani and Salame and Ms. Hutter. The Investment Committee is an advisory committee to the Board which formulates our investment policy and oversees all of our significant investing activities. Mr. Myners is Chairman of the Investment Committee. The Investment Committee held four meetings during 2004.

Corporate Governance and Nominating Committee:    Messrs. Avery, Melwani and Rosenthal. The Corporate Governance and Nominating Committee, among other things, establishes the Board's criteria for selecting new directors and oversees the evaluation of the Board and management. Dr. Rosenthal is Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings during 2004.

Attendance at Meetings by Directors

The Board conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company's regularly scheduled meeting of the Board and its constituent committees on which that director serves and the Company's Annual General Meeting of Shareholders. Six meetings of the Board were held in 2004. All of the directors attended at least 80% of the meetings of the Board and meetings of all committees on which they serve.

Executive Officers of the Company

The table below sets forth certain information concerning our executive officers as of April 1, 2005:

Name	Age	Position
Christopher O'Kane(1)	50	Chief Executive Officer of Aspen Holdings and Aspen Re and Chairman of Aspen Bermuda
Julian Cusack(1)	54	Chief Financial Officer of Aspen Holdings and Chief Executive Officer of Aspen Bermuda
Sarah Davies	40	Chief Operating Officer
David May	58	Head of Casualty Reinsurance, Chief Casualty Officer
James Few	33	Chief Underwriting Officer of Aspen Bermuda, Head of Property Reinsurance
Nicholas Bonnar	40	Head of Specialty
Ian Beaton	35	Head of Insurance
David Curtin	47	General Counsel of Aspen Re

(1)	Biography available above under "—Board of Directors of the Company," above.

Sarah Davies.    Since June 21, 2002, Ms. Davies has served as our Chief Operating Officer. From 1999 to 2002 she served as WUAL's Operations Director. Ms. Davies initially joined Wellington in

1993 from Munich Re U.K. as a property reinsurance underwriter. Starting in 1995, she served as Market Research Manager of WUAL.

David May.    Since June 21, 2002, Mr. May has served as our Chief Casualty Officer. In 1995, he joined Wellington and served as manager in the casualty reinsurance division for Lloyd's Syndicate 51. From 1986 to 1995, he was a senior manager at Munich Re U.K. in charge of casualty underwriting.

James Few.    Mr. Few has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda's Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen Re since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Nicholas Bonnar.    Mr. Bonnar has been our Head of Specialty since November 19, 2004, having joined Aspen Re as a senior underwriter on December 4, 2002. Prior to joining us, Mr. Bonnar was an underwriter at XL London Markets from May 1997 until July 2002, during which time, in October 2000, he was appointed as director and Active Underwriter of Syndicate 588. From 1994 until 1997, he was an underwriter with PB Coffey and Others (Lloyd's Syndicate 902) and from 1987 until 1994 he was with Lloyd Thompson Insurance Brokers.

Ian Beaton.    Since January 2005, Mr. Beaton has served as our Head of Insurance. From April 2003 to January 2005, he was our Head of Corporate Development. Prior to joining us in April 2003, he was Associate Principal at McKinsey & Company, Inc. which he joined in 1993.

David Curtin.    Since September 2, 2003, Mr. Curtin has served as the General Counsel of Aspen Re. Prior to joining the Company, Mr. Curtin served as the Senior Vice President and General Counsel of ICO Global Communications Limited from January 2001 until October 2002. He joined ICO as Chief Banking and Financial Counsel in November 1998 and became Deputy General Counsel in March 2000. From 1988 to 1998 he was with Jones, Day, Reavis and Pogue in New York and London and from 1985 to 1988 he was with Bingham, Dana & Gould in Boston.

Executive Compensation

The following Summary Compensation Table sets forth, for the years ended December 31, 2004 and 2003, and for the period from incorporation on May 23, 2002 to December 31, 2002, the compensation for services in all capacities earned by the Company's Chief Executive Officer and its next four most highly compensated executive officers. These individuals are referred to as the "named executive officers".

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation(1)			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(2)	Restricted Stock Awards	Securities Underlying Options /SARs	LTIP Payouts	All Other Compensation ($)(3)
Christopher O'Kane,	2004	$636,121	$550,230	$1,907	—	45,849	—	$102,601
Chief Executive	2003	493,397	820,050	1,654	—	991,830	—	78,943
Officer	2002	232,634	170,126	4,392	—	—	—	37,222
Julian Cusack,	2004	397,023	185,000	214,889	—	27,509	—	80,471
Chief Financial	2003	361,203	510,150	206,280	—	338,180	—	70,908
Officer	2002	183,659	108,262	5,337	—	—	—	33,059
Sarah Davies,	2004	330,138	165,069	959	—	27,509	—	39,617
Chief Operating	2003	270,616	303,419	858	—	316,940	—	32,473
Officer	2002	132,965	108,262	465	—	—	—	15,956
David May,	2004	375,991	187,995	2,867	—	27,509	—	75,198
Officer Casualty	2003	311,619	246,015	2,405	—	155,000	—	62,324
Officer	2002	146,927	61,864	3,887	—	—	—	29,385
James Few,	2004	295,929	222,000	50,555	—	68,773	—	31,363
Chief Underwriting	2003	194,188	229,614	1,197	—	97,930	—	18,448
Officer, Aspen Bermuda	2002	61,039	108,262	1,608	—	—	—	5,798
Peter Coghlan,	2004	384,615	—	248,443	—	—	—	20,500
President and Chief Executive Officer of Aspen Speciality(4)	2003	211,507	60,000	—	—	80,000	—	7,426

(1)	The compensation reported for the named executive officers for 2002 reflects the period beginning upon their commencement of employment with us and ending on December 31, 2002. All compensation payments in 2002 were made in British Pounds and have been translated into U.S. Dollars at the average exchange rate for the period May 23, 2002 through December 31, 2002, which was $1.5466 to £1. Except as indicated, compensation payments for 2003 were made in British Pounds and have been translated into U.S. Dollars at the average exchange rate for the period January 1, 2003 through December 31, 2003 which was $1.6401 to £1. Except as indicated, compensation payments for 2004 were made in British Pounds and have been translated into U.S. Dollars at the average exchange rate for the period January 1, 2004 through December 31, 2004 which was $1.8341 to £1. For 2003, bonus payments made to Julian Cusack and Peter Coghlan were paid in U.S. Dollars. For 2004, except for £30,000, Mr. Cusack's salary and bonus were paid in U.S. Dollars. For 2004, except for $66,666, Mr. Few's salary was paid in British Pounds. His bonus for 2004 was paid in U.S. Dollars.

(2)	Other annual compensation includes benefits-in-kind and, in the case of Mr. Cusack, travel expenses for his family, a housing allowance in Bermuda of $180,000 per year beginning in 2003 and a payroll tax contribution in an amount of $14,988 in 2003, and $11,044 in 2004. For Mr. Few, it includes relocation expenses of $9,221, a housing allowance in Bermuda of $33,000 covering the last two months of 2004, and a payroll tax contribution of $4,856 in 2004. For Mr. Coghlan, it includes severance payments of $15,385 and payments of $206,953 under his Supplemental Executive Retirement Plan.

(3)	The amounts listed under "All other compensation" reflect the Company's contribution to the pension plan (a defined contribution plan).

(4)	Mr. Coghlan was not employed by us at the end of fiscal year 2002. His compensation for 2003 and 2004 was paid in U.S. Dollars, and for 2003, reflects the period beginning upon his commencement of employment with us on June 21, 2003 and ending on December 31, 2003. Mr. Coghlan resigned from Aspen Specialty on December 13, 2004.

The following table sets forth information concerning grants of options to purchase ordinary shares during the twelve months ended December 31, 2004 to the named executive officers.

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation For Options Terms
Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Christopher O'Kane	45,849	9.2%	$24.44	December 22, 2014	795,970	2,076,509
Julian Cusack	27,509	5.5%	24.44	December 22, 2014	477,575	1,245,887
Sarah Davies	27,509	5.5%	24.44	December 22, 2014	477,575	1,245,887
David May	27,509	5.5%	24.44	December 22, 2014	477,575	1,245,887
James Few	68,773	13.8%	24.44	December 22, 2014	1,193,946	3,114,740

(1)	As discussed further below under "—Share Incentive Plan," all options were granted pursuant to the 2003 Share Incentive Plan with an exercise price equal to the average of the high and low market value of the Company's ordinary shares on the date of grant. The options will vest over a multi-year period and are subject to performance-based vesting by achievement of return on equity targets.

The following table sets forth information concerning the exercise of options to purchase ordinary shares by the named executive officers during the year ended December 31, 2004, as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 2004.

Aggregated Option/SAR Exercises in the Last Year and Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher O'Kane	—	—	530,861	484,572	4,351,923	3,903,771
Julian Cusack	—	—	183,043	169,299	1,484,019	1,331,839
Sarah Davies	—	—	171,844	159,258	1,390,837	1,248,305
David May	—	—	86,453	82,709	680,384	611,417
James Few			63,441	69,893	430,576	389,703
Peter Coghlan	—	—	29,200		242,944

(1)	Calculated based upon a price of $24.52 per share of the Company's ordinary shares at December 31, 2004, less the option exercise price.

The following table summarizes the Long-Term Incentive Plan awards made to the named executive officers during the fiscal year ended December 31, 2004. The long-term incentive awards presented below consisted of performance shares.

Long-Term Incentive Plans — Awards in Last Fiscal Year

			Estimated future Payouts(1)
Name	Number of Shares, Units or Other Rights(#)(2)	Performance or Other Period until Maturation or Payment (3)	Threshold(#)	Target(#)	Maximum(#)
Christopher O'Kane	3,730	3 years	0	1,920	3,127
Julian Cusack	2,238	3 years	0	1,152	1,876
Sarah Davies	2,238	3 years	0	1,152	1,876
David May	2,238	3 years	0	1,152	1,876
James Few	5,596	3 years	0	2,881	4,691

(1)	Performance share awards are conditional grants which entitle the recipient to receive, without payment to the Company, a certain number of ordinary shares, depending on the achievement of certain financial goals, as further described under "—Share Incentive Plan."

(2)	Performance share awards represents the number of ordinary shares of the Company.

(3)	One-third of the performance shares vest upon achievement of a return on equity target for 2004, and two-thirds vest upon achievement of a return on equity target for 2004, 2005 and 2006 fiscal years.

Director Compensation of Members of the Board of Directors of the Company

The compensation of non-executive directors is determined by taking into account the complexity, time commitment and committee duties. In 2004, the annual compensation for the members of our Board who are not otherwise affiliated with the Company as employees or officers was $45,000. The chairman of each committee of our Board other than the Audit Committee received an additional $5,000 per annum. Mr. Cormack, the chairman of the Audit Committee of our Board, received an additional $25,000 per annum. Members of our Board who are also members of the board of directors of Aspen Re, such as Ms. Hutter and Mr. Cormack, received an additional $10,000 per annum. Mr. Cormack, the chairman of the audit committee of the board of directors of Aspen Re, received an additional $10,000 per annum. Mr. Myners received an annual salary of £120,000 for 2004 and a bonus of £48,000 for serving as Chairman of our Board.

In addition, options were initially granted in 2003 to Messrs. Myners, Cormack and Rosenthal and Ms. Hutter under our share option plan. See "—Share Incentive Plan" below. None of our non-executive directors receive compensation benefits upon termination of their employment or appointment as members of our Board.

Management Compensation and Incentive Plans

The Compensation Committee oversees our compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. Our compensation policies are designed with the goal of maximizing shareholder value over the long term. We believe that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of our shareholders.

The Company's compensation program combines four components: base salary, annual bonuses, benefits and perquisites and long-term compensation in the form of options and share ownership. The level of compensation is based on numerous factors, including achievement of underwriting results and financial objectives established by our Compensation Committee and our Board. Salary, target bonuses and incentive compensation award opportunities are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies based in Bermuda, the United Kingdom and the United States. The Company intends to reward individuals appropriately taking into account the relevant local or global talent pool comparables, as well as both company and individual performance against prescribed goals.

Our current executive officers are compensated according to the terms of their respective service agreements, which are described under the heading "— Employment-Related Agreements."

Employment-Related Agreements

The following information summarizes the service agreements for Messrs. O'Kane and Cusack and Ms. Davies, all of which commenced on September 24, 2004. Mr. Coghlan's employment agreement was terminated on December 13, 2004 in a Separation Agreement which is described below. The new service agreements for Mr. Few and Mr. May commenced on March 10, 2005. In respect of each of the agreements with Messrs. O'Kane, Cusack, Few and May and Ms. Davies:

(i)	employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when he reaches 60 years of age.

(ii)	employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself/herself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O'Kane, Cusack and Ms. Davies;

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body; or

•	the employee materially breaches any provision of the shareholder's agreement with Aspen Holdings.

(iii)	employment may be terminated by the employee without notice for good reason if:

•	the employee's annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee's duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his/her positions;

•	the employee is removed from any of his/her positions or is not elected or reelected to such positions;

•	an adverse change in the employee's reporting relationship occurs; or

•	the employee is required to relocate more than 50 miles from the employee's current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee.

(iv)	in the case of Messrs. O'Kane and Cusack and Ms. Davies, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to receive accrued salary and benefits, and an amount equal to two times the sum of the employee's highest salary during the term of the agreement and the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years). 50% of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(v)	in the case of Messrs. Few and May, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee's termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee's highest salary rate during the term of the agreement and (y) the average bonus under the Company's annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(vi)	if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

(vii)	the agreement contains provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(viii)	the employees have for the benefit of their respective beneficiaries life cover of four times their basic salary which is fully insured by the Company and there are no key man insurance policies in place.

Christopher O'Kane.    Mr. O'Kane has entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer and director of both companies, terminable upon 12 months' notice by either party. The agreement provides that Mr. O'Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O'Kane's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board may determine.

Julian Cusack.    Mr. Cusack has entered into a service agreement with Aspen Holdings under which he has agreed to serve as Executive Vice President, Group Chief Financial Officer and director of Aspen Holdings, terminable upon 12 months' notice by either party. The agreement provides that Mr. Cusack shall be paid an annual salary of US$342,000 and £30,000, both subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of US$180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. Mr. Cusack's service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board may determine.

Sarah Davies.    Ms Davies has entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which she has agreed to serve as Executive Vice President and Chief

Operating Officer of both companies and as a director of Aspen Insurance UK Services Limited, terminable upon 12 months' notice by either party. The agreement provides that Ms. Davies shall be paid an annual salary of £180,000, subject to annual review. Ms. Davies' service agreement also entitles her to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board may determine.

David May.    Aspen U.K. Services has entered into a service agreement with Mr. May under which he has agreed to serve as Head of Casualty Reinsurance and Chief Casualty Officer, terminable upon 12 months' notice by either party. The agreement provides that Mr. May will be paid an annual salary of £205,000 which is subject to review from time to time. Mr. May's management services contract also entitles him to participate in any pension scheme which is established by our board, and to private medical insurance, permanent health insurance, personal accident insurance and life assurance. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our Board may determine.

James Few.    Mr. Few has entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months' notice by either party. The agreement provides that Mr. Few will be paid an annual salary of $400,000 which is subject to review from time to time. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our Board may determine.

Peter Coghlan.    On December 13, 2004, Mr. Coghlan resigned from Aspen Specialty and Aspen Services. His employment agreement dated June 21, 2003 was terminated and he entered into a separation agreement dated December 13, 2004. Under the separation agreement, Mr. Coghlan will receive as severance pay an amount of $33,333 per month, less applicable withholdings, for twelve months, which in total represents Mr. Coghlan's annual base salary (not including the value of any other benefits). In accordance with the Share Incentive Plan (as further described below) and the option agreement, Mr. Coghlan had a total of 29,200 vested stock options at the date of termination and he will not be entitled to receive any additional vested stock options. Mr. Coghlan will be eligible to continue participation in health and dental insurance plans until December 31, 2005, if he so elects, with premiums paid by Aspen Services.

Mr. Coghlan's separation agreement provides for a one-year non-solicitation and non-competition covenant following termination of employment along with an ongoing confidentiality requirement.

Under his employment agreement, Mr. Coghlan was entitled to participate in an unfunded Supplemental Executive Retirement Plan ("SERP"). In accordance with Mr. Coghlan's election under the SERP, Mr. Coghlan's current benefit under the SERP will be paid in 10 annual installments (in accordance with the provisions of the SERP), with the first payment to be made as soon as administratively practical, subject to certain conditions, in which case Mr. Coghlan's SERP benefits would be payable in a lump sum within 90 days following termination of the plan.

Annual Bonus Plan

On March 3, 2005, bonus payments were approved for our officers based on the final terms of the bonus scheme and the performance of the Company for fiscal year ending 2004. Each year, officers that participate in the annual bonus plan will be eligible to receive a bonus based upon the officer's achievement of annual performance targets that have been established by the Compensation Committee of our Board. The Compensation Committee will establish a bonus pool at the end of each year, with the amount of such pool determined based upon our year-end results. The pool will then be allocated to officers based upon their individual performance with respect to their performance targets.

Share Incentive Plan

We have adopted the 2003 Share Incentive Plan to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors.

The plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the "initial grant options") will represent an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names' Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), are reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our Board or the Compensation Committee. No award may be granted under the plan after the tenth anniversary of its effective date. The plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the plan), our Board or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options.    The initial grant options have a term of ten years and an exercise price of $16.20 per ordinary share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005, and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of return on equity targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant's employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i)or (ii) above or (iv) the date of termination for cause. As provided in the plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options.    In 2004, we granted a total of 500,113 nonqualified stock options to various officers of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE.

The options will vest over a multi-year period, with one-third (1/3) of the shares underlying the options vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its return on equity ("ROE") for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board or an authorized committee thereof (the "Initial Vesting"), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67% (the "Reduced Percentage"). A further one-third (1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the Initial Vesting based on the achievement of the ROE target for the 2004 fiscal year consistent with the terms of the Initial Vesting described above. However, no options will vest if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

If an optionee's employment with the Company is terminated for any reason, the Company will cancel the unvested portion of the options without consideration and the vested portion will remain exercisable for the period described in the following paragraph; provided that if an optionee's employment is terminated by the Company for cause (as defined in the option agreement), the vested portion of the options will immediately be canceled without consideration.

Optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause, or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause. Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option.

2005 Options.    On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE.

Subject to the restrictions on exercise described below, the options will vest over a multi-year period, with one-third (1/3) of the shares underlying the options vesting upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the Board or an authorized committee thereof (the "2005 Vesting"), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the

2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on a Reduced Percentage. A further one-third (1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the 2005 Vesting based on the achievement of the ROE target for the 2005 fiscal year consistent with the terms of the 2005 Vesting described above. However, no options will vest if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Subject to the optionee's continued employment (and lack of notice of resignation or termination), the options will become exercisable on the second anniversary of the 2005 Vesting; however, in the event that the optionee's employment terminates due to death, disability (as defined in the option agreement), termination by the Company without cause (as defined in the option agreement) or by the optionee for good reason (as defined in the option agreement), vested options will become exercisable on the date of the optionee's termination.

Once the options are exercisable (as described above), optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee's termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee's termination of employment by the optionee without good reason, or (iv) the date of the optionee's termination of employment by the Company for cause. Options are exercised in the same manner as described above under "—2004 Options" above.

Restricted Share Units.    In 2004, our board of directors approved, upon recommendation of the Compensation Committee, the grant of 95,850 restricted share units to various employees of the Company and its subsidiaries. Subject to the participants' continued employment, 37,666 units will vest in tranches with one-third of the units vesting on December 31, 2004, 2005 and 2006. The balance of 58,184 restricted share units will vest in three equal installments on each of the three anniversaries of the grant date. Vesting of a participant's units may be accelerated, however, if the participant's employment with the Company and its subsidiaries is terminated without cause (as defined in such participant's award agreement), on account of the participant's death or disability (as defined in such participant's award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant's award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect. Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards.    On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various officers of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (the "2004 Award"). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2004, 2005 and 2006 fiscal years meets or exceeds the average annual ROE target for such period (the "2004-2006 Award"). If the Company fails to achieve the average annual ROE target for the 2004, 2005 and 2006 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%.

However, no performance shares will vest for the 2004-2006 Award if the actual average annual ROE for the 2004, 2005 and 2006 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Payment of vested performance shares as part of the 2004 Award shall be paid at the same time as the performance shares part of the 2004-2006 Award are paid (or would have been paid had all or a portion of the 2004-2006 Award vested), subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2004-2006 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2005 Performance Share Awards.    On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (the "2005 Award"). If the Company fails to reach the ROE target for the 2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company's outside auditors complete the audit of the Company's financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the Board or an authorized committee thereof, but only if the Company's actual average annual ROE for the 2005, 2006 and 2007 fiscal years meets or exceeds the average annual ROE target for such period (the "2005-2007 Award"). If the Company fails to achieve the average annual ROE target for the 2005, 2006 and 2007 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%. However, no performance shares will vest for the 2005-2007 Award if the actual average annual ROE for the 2005, 2006 and 2007 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Payment of vested performance shares as part of the 2005 Award shall be paid at the same time as the performance shares part of the 2005-2007 Award are paid (or would have been paid had all or a portion of the 2005-2007 Award vested), subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2005-2007 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant's continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company's 2003 Share Incentive Plan as of December 31, 2004. The 2003 Share Incentive Plan was approved by shareholders at our annual general meeting.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	4,051,060	16.72	1,673,510
Equity compensation plans not approved by security holders	—	—	—
Total	4,051,060	16.72	1,673,510

Compensation Committee Interlocks and Insider Participation

Julian Avery, Chief Executive Officer of Wellington until September 20, 2004, and one of our directors since 2003 has served on our Compensation Committee from November 2004. Wellington is one of our shareholders with which the Company has entered into various agreements. We have also granted to Wellington options, as further described in our annual report on Form 10-K for the year ended December 31, 2004. Such options are exercisable or lapse upon the earlier occurrence of several events and the non-voting shares so acquired will automatically convert into ordinary shares at a one-to-one ratio once exercised. Our executive officers Messrs. O'Kane and Cusack served as directors of Wellington until June 21, 2002, and Ms. Davies and Mr. May served as directors of WUAL until June 21, 2002. None of Messrs. O'Kane, Cusack or May or Ms. Davies served as members of the compensation committee of Wellington or WUAL at any time.

Mr. Salame is a partner of DLJ Merchant Banking Partners, the primary private equity funds of CSFB's Alternative Capital Division, an affiliate of one of our shareholders. Credit Suisse First Boston LLC, one of the underwriters in our various public offerings of equity and an initial purchaser in our senior notes offering, is an affiliate of DLJ Merchant Banking Partners. Credit Suisse First Boston (acting through its Cayman Islands branch), an affiliate of both CSFB Private Equity and Credit Suisse First Boston LLC, participates as a lender in the syndicate of our credit facilities.

Board of Directors of Non-U.S. Subsidiaries

As of April 1, 2005, we had the following directors on the board of directors of each of the following Non-U.S. Subsidiaries:

Aspen Re

Name	Age	Position	Director Since
Paul Myners(1)	57	Chairman	2002
Christopher O'Kane(1)	50	Chief Executive Officer	2002
Julian Cusack(1)	54	Director	2002
Ian Cormack(1)	57	Director	2003
Heidi Hutter(1)	47	Director	2002
Sarah Davies(2)	40	Director	2002
David May(2)	58	Director	2002
Marek Gumienny	46	Director	2002
Richard Keeling	59	Director	2003
Ian Campbell	40	Finance Director	2004

(1)	Biography available above under "— Board of Directors of the Company."

(2)	Biography available above under "— Executive Officers of the Company."

Marek Gumienny.    Mr. Gumienny has been a director of Aspen Re since 2002. He is also the Managing Director of Candover, a position he has held since 1998. Before joining Candover in 1987, Mr. Gumienny qualified as a chartered accountant with Price Waterhouse.

Richard J. Keeling.    Mr. Keeling has been a director of Aspen Re since March 4, 2003. Since 2002, he has been a director of Stoddard International Plc. Mr. Keeling is also a director of CBS Private Capital Scotland Limited and is a trustee of Equitas.

Ian Campbell.    Since March 31, 2004, Mr. Campbell has served as the Finance Director and a member of the board of directors of Aspen Re. He joined Aspen Re in November 2002 as Assistant Finance Director. Prior to joining the Company, Mr. Campbell was the Group Financial Controller of Cox Insurance Holdings Plc from 1998 to 2002. From 1985 to 1998, he was a Principal Consultant in the Insurance Consulting Department at KPMG.

Aspen (UK) Holdings

Name	Age	Position	Director Since
Christopher O'Kane(1)	50	Director	2003
Julian Cusack(1)	54	Director	2003
Sarah Davies(2)	40	Director	2004
Ian Campbell(3)	40	Director	2004

(1)	Biography available above under "— Board of Directors of the Company."

(2)	Biography available above under "— Executive Officers of the Company."

(3)	Biography available above under "— Board of Directors of Non-U.S. Subsidiaries — Aspen Re."

Aspen Services

Name	Age	Position	Director Since
Christopher O'Kane(1)	50	Director	2002
Julian Cusack(1)	54	Director	2002
Sarah Davies(2)	40	Director	2002
David May(2)	58	Director	2002
Ian Campbell(3)	40	Director	2004

(1)	Biography available above under "— Board of Directors of the Company."

(2)	Biography available above under "— Executive Officers of the Company."

(3)	Biography available above under "— Board of Directors of Non-U.S. Subsidiaries — Aspen Re."

Aspen Bermuda

Name	Age	Position	Director Since
Christopher O'Kane(1)	50	Chairman	2002
Julian Cusack(1)	54	Chief Executive Officer	2002
Sarah Davies(2)	40	Director	2004
James Few(2)	33	Director	2004
David Skinner	51	Director	2004
Kate Vacher	33	Director	2004

(1)	Biography available above under "— Board of Directors of the Company."

(2)	Biography available above under "— Executive Officers of the Company."

David Skinner.    Mr. Skinner has been Head of Corporate Finance since July 2004 and has been the Chief Financial Officer of Aspen Bermuda since December 21, 2004. Before joining Aspen Bermuda, he held a number of senior financial positions at Ace Limited, which he joined in January 1998, becoming Director of Capital Planning at Ace Limited in April 2002. Mr. Skinner previously worked as a senior manager-Finance and Planning at the Bank of Butterfield in Hamilton, Bermuda from September 1990 until December 1997.

Kate Vacher.    Ms. Vacher has been our Head of Group Planning since April 2003 and Property Reinsurance Underwriter since joining Aspen Re on September 1, 2002. Ms. Vacher joined Aspen Bermuda on December 1, 2004. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Director Compensation of Members of the Boards of Directors of Non-U.S. Subsidiaries

Other than as described above under "— Director Compensation of Members of the Board of Directors of the Company", directors of Non-U.S. Subsidiaries who were also directors of the Company received no additional compensation for their service on the boards of directors of the Non-U.S. Subsidiaries. Employees or officers of the Company or any of its subsidiaries who are also directors on the boards of directors of the Non-U.S. Subsidiaries do not receive any additional compensation for their services on the boards of directors of such Non-U.S. Subsidiaries. Mr. Gumienny, who is neither an employee of the Company or any of its subsidiaries nor a current director on the Company's Board, received $35,000 in 2004 for his services on the board of directors of Aspen Re. Mr. Keeling, who is neither an employee of the Company or any of its subsidiaries nor a director on the Company's Board, received $35,000 in 2004 for his services on the board of directors of Aspen Re. In addition, Mr. Keeling holds 2,170 ordinary shares and was granted options to purchase 40,740 ordinary shares in 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our Compensation Committee fulfills the oversight responsibilities of the Board for approving and administering the compensation arrangements for our CEO and key employees. The key employee group currently comprises 15 senior employees including the named executive officers and the CEO. Compensation arrangements comprise base salary, cash bonus, long-term compensation in the form of options and share ownership, pension plans and other fringe benefits.

Our compensation policies are designed with the goal of maximizing shareholder value over the long term. The basic objectives of our executive compensation program are:

•	Attracting and retaining highly skilled executives;

•	Linking compensation opportunity to achievement of the Company's financial and strategic goals;

•	Creating commonality of interest between management and shareholders by tying realized compensation directly to changes in shareholder value;

•	Maximizing the financial efficiency of the overall program from a tax, accounting, and cash flow perspective; and

•	Ensuring compliance with the highest standards of corporate governance.

In support of the above objectives, we deliver a four-part executive compensation program that includes the following elements:

•	Base salary;

•	Annual incentive bonus;

•	Long-term incentives; and

•	Benefits and perquisites.

Base salaries are determined taking into consideration the relative importance of the position, the competitive marketplace and the individual's performance and contribution. Salaries are reviewed annually.

Payments under the annual incentive bonus arrangements are paid from a pool that is directly related to the shareholders' return on equity. For fiscal year 2004, the bonus plan was set so that no awards would be payable unless a threshold return on equity of 10% was reached. For return on equity levels above 10%, increasingly higher levels of bonus pool funding occurred until the planned return on equity was obtained. All bonus payments are, however, at the discretion of the Board.

Long-term incentive grants in 2004 were in the form of option grants and performance share grants to selected executives and employees. These grants will vest over a multi-year period based on the achievement of threshold returns on equity described elsewhere in this Proxy Statement to which this report relates.

The Company operates defined contribution pension arrangements and other benefit plans in line with market practice in the relevant location.

Process.    An evaluation is made at least annually on the CEO and each key employee detailing individual performance against objectives. In reaching decisions on base salaries, bonuses and long-term incentive awards for the CEO and key employees, the Committee reviews:

•	Historical data on each individual's previous salary, bonus and long-term incentive history;

•	The Company's financial performance for the year and the overall size of the bonus pool;

•	The relative percentage of the bonus pool and long-term incentive grants awarded to the CEO and key employees;

•	An assessment of individual performance carried out by the CEO (or the Chairman in the case of the CEO). This assessment is carried out by reference to the employee's performance against an agreed set of objectives for the year under review. Due note is also taken of other factors which may not have been considered at the time objectives were set; and

•	Recommendations by the CEO of salary increases/bonus awards for key employees and by the Chairman for the CEO.

The level of compensation is based on numerous factors, including achievement of underwriting results, financial and other objectives established by our Compensation Committee and our board of directors. Salary, bonus awards and incentive compensation opportunities are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies based in Bermuda, the United Kingdom and the United States. This information is gathered from published compensation surveys. The Compensation Committee also uses Frederic W. Cook & Co. as its external compensation advisers to assist in this process. The Company intends to reward individuals appropriately taking into account the relevant local or global talent pool comparables, as well as both Company and individual performance against prescribed goals.

CEO Compensation.    The Compensation Committee is responsible for evaluating and approving on an annual basis the corporate goals and objectives with respect to compensation for the CEO. At least annually the Compensation Committee evaluates the CEO's performance in light of these established goals and objectives. Based upon these evaluations, the Compensation Committee has the sole authority to set the CEO's annual compensation, including salary, bonus, incentive and equity compensation. In determining salary and cash bonus the Compensation Committee considers comparative data from competitor firms and other data sources, including surveys conducted by independent third party consulting firms. In determining the long-term incentive component of the CEO's compensation, including stock options and performance share awards, the Compensation Committee considers the Company's performance and relative shareholder return, and the value of similar incentive awards to chief executive officers at comparable companies, including previous awards given to the CEO. For 2004, the factors and criteria for the CEO's compensation were return on equity, organizational development and the attainment of the Company's strategic plan. In recognition of these achievements and having considered the available data on the remuneration packages of CEOs in competitor firms, the CEO was awarded a bonus of £300,000.

Compensation Committee Prakash Melwani (Chair) Julian Avery Heidi Hutter Kamil Salame

March 2, 2005

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Board with respect to the Company's financial statements for the year ended December 31, 2004. The Audit Committee held five meetings in 2004.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

Company management is responsible for the preparation and presentation of complete and accurate financial statements. The Company's independent registered public accounting firm, KPMG Audit Plc, are responsible for performing an independent audit of the Company's financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company's financial statements for the year ended December 31, 2004, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission ("SEC") and for presentation to the shareholders at the 2005 Annual General Meeting.

Audit Committee Ian Cormack (Chair) Heidi Hutter Norman L. Rosenthal

March 2, 2005

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR CANDIDATES AND
EVALUATION OF DIRECTOR CANDIDATES

The Board has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.    Shareholder recommendations of director nominees to be included in the Company's proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company's Proxy Statement in connection with the previous year's annual meeting. The Company may in its discretion exclude such Shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company's right to exclude Shareholder proposals from its proxy statement.

If Shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company's proxy), Shareholder nominations for directors at the Annual General Meeting of shareholders must be submitted at least 90 calendar days before the Annual General Meeting of Shareholders.

A Shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Victoria Hall, 11 Victoria Street, Hamilton HM11, Bermuda, or by fax to 441-295-1829 and include the following information:

•	the name of each person recommended by the Shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the Shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such Shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating Shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person's employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee's evaluation of director nominees, the Company may request that the nominee complete a Directors and Officers Questionnaire regarding such nominee's independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.    A nominee recommended for a position on the Company's Board must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in their chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand basic financial statements; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the board of directors of a public company.

Process for Evaluation of Director Nominees.    The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our Board to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board select director nominees for Shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through Shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company's activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee's qualifications and accomplishments and whether they complement the Board's existing strengths;

•	the nominee's leadership, strategic, or policy setting experience;

•	the nominee's experience and expertise relevant to the Company's insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee's independence qualifications, as defined by NYSE listing standards;

•	the nominee's actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee's ability to represent the interests of all Shareholders of the Company; and

•	the nominee's financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board

The Board provides a process for Shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Victoria Hall, 11 Victoria Street, Hamilton HM11, Bermuda, or by fax to 441-295-1829. All communications will be compiled and summarized by the Secretary of the Company. Copies of all communications addressed to a specific director will be sent to that director. The Chairman of the Board will receive copies of all communications that are not addressed to a particular director.

Board Policy on Board Members' Attendance at AGMs

Directors are expected to attend the Company's Annual General Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2005 (including, in this table only, options that would be exercisable by May 30, 2005) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of April 1, 2005, 69,329,931 ordinary shares were outstanding.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares (2)	Percentage of Ordinary Shares Outstanding (2)
The Blackstone Group(3)	15,663,064	22.59%
345 Park Avenue, 31st Floor New York, NY 10154
Wellington Underwriting plc(4)	13,581,532	19.59%
88 Leadenhall Street London EC3A 3BA United Kingdom
Credit Suisse First Boston Private Equity(5)	6,091,287	8.79%
11 Madison Avenue, 16th Floor New York, NY 10010
Candover Investments plc, its subsidiaries and funds under management (6)	6,074,493	8.76%
20 Old Bailey London EC4M 7LN United Kingdom
Paul Myners(7)	265,630	*
Christopher O'Kane(8)	561,291	*
Julian Cusack(9)	196,083	*
Sarah Davies(10)	184,884	*
David May(11)	92,973	*
James Few(12)	66,771
Julian Avery(13)	__	*
Ian Cormack(14)	23,652	*
Heidi Hutter(15)	47,310	*
Prakash Melwani(16)	__	*
Norman Rosenthal(17)	28,332	*
Kamil M. Salame(18)	__	*
All directors and executive officers as a group (12 persons)	1,466,926	2.08%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance UK Limited, 100 Leadenhall Street, London EC3A 3DD, United Kingdom. The address for Mr. Cusack is c/o Aspen Insurance Holdings Limited, Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda.

(2)	Includes the outstanding ordinary shares and, with respect to Wellington and Harrington Trust Limited, assumes the exercise of all outstanding options on a cash basis by Wellington or Harrington Trust Limited, as the case may be, to purchase non-voting shares, which non-voting shares so acquired will automatically convert into ordinary shares upon issuance. With respect to the directors and officers, includes the vested options exercisable for ordinary shares.

Our Bye-Laws generally provide for voting adjustments in certain circumstances described under "General Information" above.

(3)	Includes 11,948,133 ordinary shares held by BCP Excalibur Holdco (Cayman) Limited, 906,910 ordinary shares held by BFIP Excalibur Holdco (Cayman) Limited, 547,963 ordinary shares held by BGE Excalibur Holdco (Cayman) Limited and 2,260,058 ordinary shares held by BOCP Excalibur Holdco (Cayman) Limited. Blackstone FI2 Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership ("BCP III"), Blackstone FI Offshore Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership ("BOCP III") and Blackstone Family Investment Partnership (Cayman) III L.P., a Cayman Islands exempted limited partnership ("BFIP III"), are the sole members of BCP Excalibur Holdco (Cayman) Limited, BOCP Excalibur Holdco (Cayman) Limited, and BFIP Excalibur Holdco (Cayman) Limited, respectively. As the sole general partner of each of BCP III and BFIP III, and the sole investment general partner of BOCP III, Blackstone Management Associates III L.L.C., a Delaware limited liability company ("BMA III"), may be deemed to be the beneficial owner of 15,115,101 ordinary shares. As the sole member of BGE Excalibur II Limited, a Cayman Islands exempted limited company, which itself is the sole director and sole voting member of BGE Excalibur Holdco (Cayman) Limited, a Cayman Islands exempted limited company ("BGE"), Blackstone LR Associates (Cayman) III LDC, a Cayman Islands limited duration company ("BLR III") may be deemed to be the beneficial owner of 547,963 ordinary shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of each of BMA III and BLR III (the "Blackstone Founding Members") and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by BMA III or BLR III. As a result, the Blackstone Founding Members may be deemed to beneficially own the ordinary shares that BMA III or BLR III may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares.

(4)	Includes 9,800,412 ordinary shares and options to purchase 3,781,120 non-voting shares, which options have become exercisable or lapse upon the earlier occurrence of several events including our initial public offering as further described in "Investor Options" in Part II, Item 5(g) of our annual report on Form 10-K for the year ended December 31, 2004, and which non-voting shares will automatically convert into ordinary shares at a one-to-one ratio upon completion of our initial public offering or upon issuance, if the options are exercised after completion of our initial public offering. We have been notified by Wellington that it has entered into a loan agreement with Barclays Bank plc and a syndicate of banks. Wellington has pledged its ordinary shares in Aspen Holdings to Barclays Bank plc and the syndicate when it has drawn down on the loan facility. If Wellington defaults under the loan agreement, it is possible that Barclays and the syndicate would become shareholders in Aspen Holdings. Julian Avery, one of our directors, was Chief Executive Officer of Wellington until September 20, 2004.

(5)	Includes 719,807 ordinary shares held by MBP III Plan Investors, L.P., 27,385 ordinary shares held by Millennium Partners II, L.P., 40,289 ordinary shares held by DLJ MB Partners III GmbH & Co. KG, 60,721 ordinary shares held by DLJ Offshore Partners III-2, C.V., 85,252 ordinary shares held by DLJ Offshore Partners III-1, C.V., 332,184 ordinary shares held by DLJ Offshore Partners III, C.V., and 4,825,649 ordinary shares held by DLJMB Overseas Partners III, C.V., which, along with all of the shareholders named in this footnote are referred to collectively as the "DLJ Related Entities." Credit Suisse First Boston, a Swiss bank, owns all the voting stock of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin &

Jenrette, Inc.) ("CSFB-USA"). The DLJ Related Entities are direct and indirect subsidiaries of CSFB-USA and merchant banking funds advised by subsidiaries of CSFB USA. Credit Suisse First Boston LLC, one of the underwriters in our initial public offering, is a direct subsidiary of CSFB-USA and itself does not hold any ownership interest in either CSFB Private Equity or any of the DLJ Related Entities. Affiliates of DLJ Related Entities own an approximately 2.2% interest in Montpelier Re Holdings Ltd., which is also a beneficial owner of the ordinary shares of the Company. Kamil Salame, one of our directors, is a partner of DLJ Merchant Banking Partners, the primary private equity funds of CSFB's Alternative Capital Division. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities.

(6)	Includes 681,398 ordinary shares held by Candover Investments plc, 30,996 ordinary shares held by Candover (Trustees) Limited, 133,826 ordinary shares held by Candover 2001 GmbH & Co. KG, 406,054 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 5 Limited Partnership, 97,182 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 4 Limited Partnership, 343,070 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 3 Limited Partnership, 608,511 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 2 Limited Partnership, 965,390 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 1 Limited Partnership, 552,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 6 Limited Partnership, 70,911 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 5 Limited Partnership, 100,654 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 4 Limited Partnership, 1,018,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 3 Limited Partnership, 317,982 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 2 Limited Partnership and 747,593 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 1 Limited Partnership, but excludes 16,794 ordinary shares held by Mourant & Co. Trustees Limited ("Mourant") as trustee of The Candover 2001 Employee Benefit Trust.

(7)	Includes 100,000 ordinary shares and 165,630 ordinary shares issuable upon exercise of vested options held by Mr. Myners.

(8)	Includes 30,430 ordinary shares and 530,861 ordinary shares issuable upon exercise of vested options held by Mr. O'Kane.

(9)	Includes 13,040 ordinary shares and 183,043 ordinary shares issuable upon exercise of vested options held by Mr. Cusack.

(10)	Includes 13,040 ordinary shares and 171,844 ordinary shares issuable upon exercise of vested options held by Ms. Davies.

(11)	The 6,520 ordinary shares held by Mr. May include 300 ordinary shares held by Mr. May's son Aaron Nicholas May, 300 ordinary shares held by his son Jacob Marcus May, 300 ordinary shares held by his daughter Kendra Bethany May and 300 ordinary shares held by his son Toby Sebastian May. Also includes 86,453 ordinary shares issuable upon exercise of vested options held by Mr. May.

(12)	Includes 3,330 ordinary shares and 63,441 ordinary shares issuable upon exercise of vested options held by Mr. Few.

(13)	Mr. Avery, one of our directors, was Chief Executive Officer of Wellington until September 20, 2004. As Chief Executive Officer and a director of Wellington, Mr. Avery had the ability to influence voting and investment decisions over the securities beneficially owned by Wellington. The business address of Mr. Avery is c/o Wellington Underwriting plc, 88 Leadenhall Street, London EC3A 3BA, United Kingdom.

(14)	Includes 2,170 ordinary shares and 21,482 ordinary shares issuable upon exercise of vested options held by Mr. Cormack.

(15)	Ms. Hutter, one of our directors, is the beneficial owner of 870 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 3,470 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 100 Congress Avenue, Suite 2000, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 42,970 ordinary shares.

(16)	Mr. Melwani, one of our directors, is a Senior Managing Director in the Private Equity Group of Blackstone. Mr. Melwani disclaims beneficial ownership of any of the ordinary shares or options held by Blackstone. The business address of Mr. Melwani is c/o The Blackstone Group L.P., 345 Park Avenue, 31st Floor, New York, NY 10154.

(17)	Includes 6,850 ordinary shares and 21,482 ordinary shares issuable upon exercise of vested options held by Mr. Rosenthal. Mr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the Board. Mr. Rosenthal disclaims beneficial ownership of any of the ordinary shares held by Blackstone. The business address of Mr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

(18)	Mr. Salame, one of our directors, is a partner of DLJ Merchant Banking Partners, the primary private equity funds of CSFB's Alternative Capital Division, of which the DLJ Related Entities are a part. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities. The business address of Mr. Salame is c/o DLJ Merchant Banking Partners, Credit Suisse First Boston Private Equity, Eleven Madison Avenue, 16th Floor, New York, NY 10010.

PERFORMANCE GRAPH

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the S&P 500 Composite Stock Price Index and S&P's Super Composite Property-Casualty Insurance Index, for the period commencing December 4, 2003 and ending on December 31, 2004, assuming $100 was invested on December 4, 2003. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar year during the period from December 4, 2003 through December 31, 2004. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 9.51%, (2) for the S&P 500 Composite Stock Price Index was 15.48% and (3) for the S&P Super Composite Property-Casualty Insurance Index was 16.96%.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Mr. Christopher O'Kane and Ms. Heidi Hutter as Class I directors at the Annual General Meeting. If elected, each of Mr. Christopher O'Kane and Ms. Heidi Hutter will serve for a three-year term expiring at the Company's Annual General Meeting of Shareholders in 2008 or until their successors are elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under "Management — Board of Directors of the Company".

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the appointment of KPMG Audit Plc as the Company's independent registered public accounting firm. On March 2, 2005, upon recommendation of the Audit Committee, the Audit Committee selected, subject to appointment by the Company's Shareholders, KPMG Audit Plc to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2005. KPMG Audit Plc has served as the Company's independent auditor since 2002.

A representative of KPMG Audit Plc is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit Plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and 2003 by KPMG Audit Plc, the Company's principal accounting firm.

	Twelve months ended December 31, 2004	Twelve months ended December 31, 2003
	($ in thousands)
Audit Fees (a)	$1,294.5	$593.5
Audit-related Fees (b)	721.6	50.7
Tax Fees (c)	111.0	162.6
All Other Fees (d)	—	2,706.0
Total Fees	$2,127.1	$3,512.8

(a)	Audit Fees are fees related to the audit of the Company's annual finanical statements, review of the financial statements included in our quarterly reports on Form 10-Q and audit services provided in connection with statutory and regulatory filings.

(b)	Audit-related Fees are fees related to assurance and related services for the performance of the audit or review of the Company's financial statements (other than the audit fees disclosed above), including services relating to implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

(c)	Tax Fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All Other Fees relate to fees billed to the Company by KPMG Audit Plc for all other non-audit services rendered to the Company and for 2003 principally relates to assurance work carried out by KPMG Audit Plc in connection with the Company's initial public offering.

The Audit Committee has considered whether the provision of non-audit services by KPMG Audit Plc is compatible with maintaining KPMG Audit Plc's independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with KPMG Audit Plc maintaining its independence. The Audit Committee approved all services that were not "audit fees".

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AMENDMENTS TO THE BYE-LAWS OF THE COMPANY

(Proposals No. 3.1 — 3.17)

Proposals No. 3.1 - 3.17 calls for a vote FOR the amendments to our Bye-Laws. The Board unanimously determined at its meeting held on March 3, 2005 that it is in the best interests of the Company and its shareholders to make certain amendments to our Bye-Laws as described in Appendix I of this Proxy Statement.

In order to facilitate review of the various bye-law amendment proposals, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, which is included as Appendix II. Shareholders are urged to carefully review Appendix I and each of the proposals described therein.

Votes Required

Proposals No. 3.1 - 3.17 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADOPTION OF EACH OF THE PROPOSED AMENDMENTS TO THE BYE-LAWS.

PROPOSAL FOR AN INCREASE IN THE NUMBER OF OPTIONS
UNDER THE 2003 SHARE INCENTIVE PLAN

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the amendment to the Company's 2003 Share Incentive Plan to increase the number of ordinary shares which may be issued under the 2003 Share Incentive Plan. The Board unanimously determined at its meeting held on March 3, 2005 that it is in the best interests of the Company and its shareholders to amend the 2003 Share Incentive Plan to increase by 3,751,983 the number of ordinary shares which may be issued under the 2003 Share Incentive Plan from 5,724,570 ordinary shares to 9,476,553 ordinary shares. If the Company's Shareholders do not approve this amendment to the 2003 Share Incentive Plan, then the Share Incentive Plan will continue in effect as it currently exists.

Information relating to the 2003 Share Incentive Plan is also presented in this Proxy Statement under "Management — Share Incentive Plan." The 2003 Share Incentive Plan currently authorizes the granting of awards to purchase up to 5,724,570 ordinary shares. Awards have been and will continue to be an important aspect of the compensation arrangements for the Company's employees and directors. To date, the Company has granted awards to purchase 4,926,254 ordinary shares under the 2003 Share Incentive Plan and thus only 798,316 ordinary shares are currently available to be granted thereunder. Thus, the Board has proposed that the total number of ordinary shares which may be issued under the 2003 Share Incentive Plan be increased by 3,751,983 from 5,724,570 ordinary shares to 9,476,553 ordinary shares. The full text of the amended 2003 Share Incentive Plan is attached to this Proxy Statement as Appendix III. The following summary and description of the 2003 Share Incentive Plan contained elsewhere in this Proxy Statement is qualified in its entirety by the provisions of such text.

General.    Our Board adopted the 2003 Share Incentive Plan effective August 13, 2003 and approved amendments to the 2003 Share Incentive Plan effective August 27, 2003. Our shareholders approved the 2003 Share Incentive Plan on September 22, 2003. The 2003 Share Incentive Plan is intended to benefit our shareholders by assisting the Company in recruiting and retaining the services of employees and non-employee directors and motivating such employees and non-employee directors through the granting of share-based incentive awards. The shares delivered under the 2003 Share Incentive Plan are our ordinary shares. The shares may be shares that have been authorized but not yet issued or shares we previously issued and have reacquired. Additional information about the 2003 Share Incentive Plan follows.

Purpose.    The 2003 Share Incentive Plan provides for the granting of options (including options that are intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Code, and options not intended to so qualify ("NQSOs")), share appreciation rights ("SARs"), restricted share awards and other share-based incentive awards (collectively, "Awards") to employees and non-employee directors of the Company.

Administration.    The 2003 Share Incentive Plan may be administered by our Board or by the Compensation Committee of our Board, as determined by our Board. References herein to the "Committee" are to the Board or the Compensation Committee, as the case may be, in its capacity as 2003 Share Incentive Plan administrator. The Committee interprets the 2003 Share Incentive Plan, establishes rules and regulations for the 2003 Share Incentive Plan's administration, determines who will receive Awards and establishes the terms of Awards. The Committee may delegate its responsibilities to a subcommittee thereof consisting solely of at least two individuals who, if Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is applicable, qualify as "Non-Employee Directors" under Exchange Act Rule 16b-3 and, if required for the Award to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, are "outside directors" within the meaning thereof.

Share Limit.    The total number of shares that may currently be issued under the 2003 Share Incentive Plan is 5,724,570, of which up to 1,500,000 may be issued pursuant to ISOs. The issuance of shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of shares that may be issued under the 2003 Share Incentive Plan. Shares that are subject to Awards that are forfeited, cancelled, expire, terminate or lapse without payment of consideration will not reduce the total number of shares that may be issued under the 2003 Share Incentive Plan. In the event of any share split, share dividend, reorganization, recapitalization, merger, consolidation, spin-off or other such change in our capitalization, the Committee has the discretion to make adjustments to (i) the number or kind of shares authorized for issuance or covered by outstanding Awards, (ii) the exercise price of options and SARs, (iii) the maximum number of shares for which Awards may be granted in any calendar year and/or (iv) any other affected terms of such Awards in order to prevent dilution or enlargement of benefits.

Change in Control.    Upon a "change in control" (as defined in the 2003 Share Incentive Plan), with respect to Awards granted promptly following the adoption of the 2003 Share Incentive Plan (the "Initial Grants"), all options and SARs outstanding as of the date of such "change in control" will become fully vested and exercisable and all restricted shares or other share-based awards will become fully vested. With respect to Awards granted under the 2003 Share Incentive Plan other than the Initial Grants, upon a change in control the Committee may, but shall not be obligated to, accelerate the vesting and exercisability of options and SARs and the vesting of restricted shares and other share-based awards, cancel Awards for fair value (as determined by the Committee), provide for the issuance of substitute Awards with substantially similar terms or, with respect to options, give the Award recipients the opportunity to exercise their options during the 15 days before the change in control and cancel unexercised options at the time of the change in control.

Limitation on Transferability of Awards.    Except as otherwise provided in an award agreement, Awards may not be sold, transferred, or assigned other than by will or the laws of descent and distribution. Awards exercisable after the death of Award recipients may be exercised by their legatees, personal representatives or distributees.

Resale Restrictions.    The ordinary shares that may be issued under the 2003 Share Incentive Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in our bye-laws and applicable securities laws. Shares acquired pursuant to the 2003 Share Incentive Plan by one of our "affiliates," as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit us to recapture any profit from such transactions pursuant to Section 16(b) of that act. Although Section 16 does not apply as of the date of this 2003 Share Incentive Plan information document, it may apply in the future and would apply if the Company no longer qualifies as a "foreign private issuer" under the U.S. securities laws.

Expiration, Amendment and Termination of the Plan and Awards.    No Awards may be granted under the 2003 Share Incentive Plan after August 13, 2013. Our Board or the Committee may amend or terminate the 2003 Share Incentive Plan at any time. The 2003 Share Incentive Plan also gives the Committee the authority to waive the terms and conditions of outstanding Awards; provided, however, that the Award recipients consent is required of any amendment that would adversely affect the Award recipients' rights under an outstanding Award, and shareholder approval is required of any amendment that would increase the number of shares that may be delivered under the 2003 Share Incentive Plan or that would permit the reduction of the exercise price of options or SARs (except for reductions in connection with anti-dilution adjustments made in connection with stock splits, reorganizations or similar events, as described above).

Certain U.S. Federal Income Tax Consequences.    The following is a brief description of the U.S. federal income tax consequences of the 2003 Share Incentive Plan and Awards that may be granted under the 2003 Share Incentive Plan. It assumes that Award recipients are U.S. citizens or are resident in the U.S. For purposes of this section, (i) "Affiliate" means any of our direct or indirect subsidiaries, (ii) a "U.S. Affiliate" means any Affiliate that is domiciled or has an office in the United States, and (iii) a "Foreign Affiliate" means any other Affiliate. The 2003 Share Incentive Plan is not qualified under Section 401(a) of the Code. In general, we and our Foreign Affiliates will not be subject to U.S. federal income tax unless we or they engage in a trade or business in the United States. We and our Foreign Affiliates, other than Aspen Re, endeavor to operate and intend to continue operating so that we and they will not be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. Our U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.

This summary does not address every tax consideration. This summary is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the 2003 Share Incentive Plan.

The grant of ISOs or NQSOs and the exercise of ISOs do not result in any U.S. federal income tax consequences for us or our Affiliates (unless the ISO shares are sold in connection with the exercise and such disposition results in a disqualifying disposition).

If Award recipients have been granted an option, a SAR or other equity award under the 2003 Share Incentive Plan and they are employed by or are non-employee directors of one of our U.S. Affiliates, we consider such Award recipients to be "U.S. grantees." As U.S. grantees, if Award recipients recognize ordinary income from the exercise of an NQSO, the U.S. Affiliate for which Award recipients perform services should be entitled to a U.S. federal income tax deduction in the amount of the ordinary income Award recipients recognized. To the extent a U.S. grantee recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the U.S. Affiliate should also be entitled to a corresponding deduction for the year in which the disqualifying disposition occurs.

The U.S. Affiliate will report to the Internal Revenue Service ("IRS") any ordinary income a U.S. grantee realizes by reason of the exercise of an NQSO or by reason of a disqualifying disposition of stock acquired upon exercise of an ISO. If Award recipients are employees of such U.S. Affiliate, the U.S. Affiliate will withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income Award recipients recognize upon the exercise of NQSO. If Award recipients are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes.

If Award recipients have been granted an Award under the 2003 Share Incentive Plan but are not U.S. grantees, they will not be subject to any U.S. income or employment tax withholding and any income recognized will not be reported to the IRS.

Share Appreciation Rights (SARs).    Grantees of SARs will realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received upon exercise of a SAR. The U.S. Affiliate for which U.S. grantees provide services (i) should be entitled to a corresponding deduction for U.S. federal income tax purposes, (ii) will report to the IRS any ordinary income recognized by a U.S. grantee and (iii) will withhold income taxes and employment taxes (and pay the employer's share of employment taxes) on any ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate. If Award recipients are U.S. grantees that are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes. If Award recipients receive shares upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon how long Award recipients hold the shares before disposing of them.

Restricted Share Awards.    Grantees of restricted share awards will not be taxed and a U.S. Affiliate for which U.S. grantees provide services will not be entitled to a U.S. federal income tax deduction, at the time of grant to a U.S. grantee. However, when the restricted shares vest (i.e., are no longer subject to a substantial risk of forfeiture), Award recipients will recognize ordinary income in an amount equal to the fair market value of the shares less the amount Award recipients paid, if any, for the shares. Alternatively, Award recipients may file an election with the IRS within 30 days of the date Award recipients receive the restricted share award in which Award recipients elect to recognize ordinary income at the time of grant rather than at the time the restrictions lapse.

The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee related to the grant of restricted shares. The U.S. Affiliate (i) will report to the IRS any ordinary income recognized by a U.S. grantee and (ii) will withhold income and employment taxes (and pay the employer's share of employment taxes) on the ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate. If Award recipients are U.S. grantees that are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes

Restricted Share Units.    Grantees of restricted share units will not be taxed, and a U.S. Affiliate for which U.S. grantees provide services will not be entitled to a U.S. federal income tax deduction, at the time of grant to a U.S. grantee. However, when the restricted share units (and any associated dividend equivalent rights) vest (i.e., are no longer subject to a substantial risk of forfeiture), Award recipients will recognize ordinary income at that time equal to the amount of cash or fair market value of shares received (and any cash received in payment of associated dividend equivalent rights).

The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee. The U.S. Affiliate (i) will report to the IRS any ordinary income recognized by a U.S. grantee and (ii) will withhold income and employment taxes (and pay the employer's share of employment taxes) on the ordinary income recognized by a U.S. grantee that is an employee of such U.S. Affiliate. If Award recipients are U.S. grantees that are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 2003 SHARE INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES ISSUED.

RESOLUTIONS FOR ASPEN INSURANCE UK LIMITED ("ASPEN RE")

(Proposals No. 5, 6, 7 and 8)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 5 calls for a vote on a resolution proposed by the Company in respect of Aspen Re, an indirect wholly owned insurance company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Paul Myners, Christopher O'Kane, Julian Cusack, David May, Ian Cormack, Marek Gumienny, Richard Keeling, Ian Campbell, and Ms. Sarah Davies and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re.

Biographical information relating to the directors under Proposal No. 5 is presented in this Proxy Statement under "Management — Board of Directors of the Company", "— Executive Officers of the Company" and "— Board of Directors of Non-U.S. Subsidiaries."

Proposal No. 6 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company's representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen Re's articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Re's articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Re's authorized share capital requires the grant of a general power of allotment by Aspen Re's shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 7 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen Re's annual general meeting to the conclusion of the next annual general meeting of Aspen Re and to grant authority to the Company's Board through its Audit

Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Proposal No. 8 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company's representatives or proxies to vote FOR the amendment to Aspen Re's articles of association by the deletion of Articles 39 and 40 in their entirety and replacement by the following:

"39.    Subject to the provisions of and so far as may be consistent with the Act and every other statute and regulation in force from time to time affecting the Company ("Applicable Law"):

(i)    The Company shall indemnify a director, secretary or other officer of the Company (each an "Indemnified Person") out of its own funds against, and/or may exempt every secretary or other officer of the Company (other than a director) from, all liabilities incurred by the Indemnified Person to any person (including all associated costs, charges, losses and expenses) in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any civil proceedings brought by any person which relate to anything done or omitted or alleged to have been done or omitted by him as a director, secretary, or officer of the Company (as applicable) or in connection with any application under any statute for relief from liability in respect of any such act or omission, provided that such indemnity complies in all respects with the requirements and prohibitions of Applicable Law; and

(ii)    if the board of directors of the Company so determines, the Company may do anything to provide a director with funds to meet all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by that director in defending any criminal or civil proceedings brought by any person and which relate to anything done or omitted or alleged to have been done or omitted by him as a director of the Company in relation to the actual or purported execution and/or discharge of his duties as a director and/or the exercise or purported exercise of his powers as a director and/or otherwise in relation to or in connection with his duties, powers or office as a director including (without prejudice to the generality of the foregoing) all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by him in connection with any application under any statute for relief from liability in respect of any such action or omission, provided that any arrangement entered into by the Company to provide a director with funds complies in all respects with the requirements and prohibitions of Applicable Law.

40.    Without prejudice to Article 39 and subject to the provisions of Applicable Law the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body (each a "Relevant Company") or who are or were at any time trustees of any pension fund or employees' share plan or scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share plan or scheme."

The background for Proposal No. 8 is that new rules (under the United Kingdom's Companies (Audit, Investigations and Community Enterprise) Act 2004 (the "New Rules") came into force from April 6, 2005 in the United Kingdom, which extend an English company's ability to indemnify its directors (including alternate directors) against any liability incurred by a director in connection with his or her duties. While the New Rules extend such indemnities, the indemnity cannot cover liability incurred by a director to the company or any associated company; fines imposed in criminal proceedings and penalties imposed by regulatory authorities; costs incurred in criminal proceedings where the director is convicted or civil proceedings brought by the company or an associated company where judgment is given against him; or costs incurred in proceedings for relief where the court refuses to grant relief. The New Rules also insert a new provision which allows a company to provide its directors with funds to cover the costs incurred by a director in defending legal proceedings against him or her. Previously, an English company would have only been able to fund a director's defense costs once final judgment in their favor has been reached. The Board believes that the provision of appropriate indemnities and the funding of directors' defense costs as they are incurred, as permitted by the New Rules, are reasonable protection for the directors, and are important to ensure that the Company's subsidiaries incorporated under English law continue to attract and retain the highest caliber of directors. As a result, the Board proposes that Aspen Re's articles of association be amended as per Proposal No. 8 to allow Aspen Re to benefit from the New Rules from time to time (as and when determined by its board of directors).

Votes Required

Proposals No. 5, 6 and 7 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 8 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN RE.

RESOLUTIONS FOR ASPEN INSURANCE UK SERVICES LIMITED ("ASPEN SERVICES")

(Proposals No. 9, 10, 11, and 12)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 9 calls for a vote on a resolution proposed by the Company in respect of Aspen Services, an indirect wholly owned services company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, David May, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen Services.

Biographical information relating to the directors under Proposal No. 9 is presented in this Proxy Statement under "Management — Board of Directors of the Company", "— Executive Officers of the Company" and "— Board of Directors of Non-U.S. Subsidiaries."

Proposal No. 10 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company's representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen Services' articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Services' articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Services' authorized share capital requires the grant of a general power of allotment by Aspen Services' shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 11 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen Services' annual general meeting to the conclusion of the next annual general meeting of Aspen Services and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Proposal No. 12 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company's representatives or proxies to vote FOR the amendment to Aspen Services' articles of association by the deletion of Articles 39 and 40 in their entirety and replacement by the following:

"39.    Subject to the provisions of and so far as may be consistent with the Act and every other statute and regulation in force from time to time affecting the Company ("Applicable Law"):

(i)    The Company shall indemnify a director, secretary or other officer of the Company (each an "Indemnified Person") out of its own funds against, and/or may exempt every secretary or other officer of the Company (other than a director) from, all liabilities incurred by the Indemnified Person to any person (including all associated costs, charges, losses and expenses) in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any civil proceedings brought by any person which relate to anything done or omitted or alleged to have been done or omitted by him as a director, secretary, or officer of the Company (as applicable) or in connection with any application under any statute for relief from liability in respect of any such act or omission, provided that such indemnity complies in all respects with the requirements and prohibitions of Applicable Law; and

(ii)    if the board of directors of the Company so determines, the Company may do anything to provide a director with funds to meet all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by that director in defending any criminal or civil proceedings brought by any person and which relate to anything done or omitted or alleged to have been done or omitted by him as a director of the Company in relation to the actual or purported execution and/or discharge of his duties as a director and/or the exercise or purported exercise of his powers as a director and/or otherwise in relation to or in connection with his duties, powers or office as a director including (without prejudice to the generality of the foregoing) all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by him in connection with any application under any statute for relief from liability in respect of any such action or omission, provided that any arrangement entered into by the Company to provide a director with funds complies in all respects with the requirements and prohibitions of Applicable Law.

40.    Without prejudice to Article 39 and subject to the provisions of Applicable Law the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body (each a "Relevant Company") or who are or were at any time trustees of any pension fund or employees' share plan or scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share plan or scheme."

The Board proposes to amend Aspen Services' articles of association to allow Aspen Services to benefit from the New Rules (as described in greater detail in Proposal No. 8) which extend an English company's ability to indemnify its directors from time to time, as and when determined by its board of directors.

Votes Required

Proposals No. 9, 10, and 11 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 12 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN SERVICES.

RESOLUTIONS FOR ASPEN (UK) HOLDINGS LIMITED ("ASPEN (UK) HOLDINGS")

(Proposals No. 13, 14, 15, and 16)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 13 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings, a wholly owned intermediary holding company organized under the laws of England and Wales as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, Ian Campbell and Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings.

Biographical information relating to the directors under Proposal No. 13 is presented in this Proxy Statement under "Management — Board of Directors of the Company", "— Executive Officers of the Company" and "— Board of Directors of Non-U.S. Subsidiaries."

Proposal No. 14 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company's representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen (UK) Holdings' articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom's Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is the amount of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen (UK) Holdings' articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom's Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom's Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen (UK) Holdings' authorized share capital requires the grant of a general power of allotment by Aspen (UK) Holdings' shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive annual general meeting.

Proposal No. 15 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company's representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2005, to hold office from the conclusion of Aspen (UK) Holdings' annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm;

Proposal No. 16 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company's representatives or proxies to vote FOR the amendment to Aspen (UK) Holdings' articles of association by the deletion of Articles 39 and 40 in their entirety and replacement by the following:

"39.    Subject to the provisions of and so far as may be consistent with the Act and every other statute and regulation in force from time to time affecting the Company ("Applicable Law"):

(i)    The Company shall indemnify a director, secretary or other officer of the Company (each an "Indemnified Person") out of its own funds against, and/or may exempt every secretary or other officer of the Company (other than a director) from, all liabilities incurred by the Indemnified Person to any person (including all associated costs, charges, losses and expenses) in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any civil proceedings brought by any person which relate to anything done or omitted or alleged to have been done or omitted by him as a director, secretary, or officer of the Company (as applicable) or in connection with any application under any statute for relief from liability in respect of any such act or omission, provided that such indemnity complies in all respects with the requirements and prohibitions of Applicable Law; and

(ii)    if the board of directors of the Company so determines, the Company may do anything to provide a director with funds to meet all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by that director in defending any criminal or civil proceedings brought by any person and which relate to anything done or omitted or alleged to have been done or omitted by him as a director of the Company in relation to the actual or purported execution and/or discharge of his duties as a director and/or the exercise or purported exercise of his powers as a director and/or otherwise in relation to or in connection with his duties, powers or office as a director including (without prejudice to the generality of the foregoing) all reasonable costs, charges, losses, expenses and liabilities incurred or to be incurred by him in connection with any application under any statute for relief from liability in respect of any such action or omission, provided that any arrangement entered into by the Company to provide a director with funds complies in all respects with the requirements and prohibitions of Applicable Law.

40.    Without prejudice to Article 39 and subject to the provisions of Applicable Law the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body (each a "Relevant Company") or who are or were at any time trustees of any pension fund or employees' share plan or scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share plan or scheme."

The Board proposes to amend Aspen (UK) Holdings' articles of association to allow Aspen (UK) Holdings to benefit from the New Rules (as described in greater detail in Proposal No. 8) which extend an English company's ability to indemnify its directors from time to time, as and when determined by its board of directors.

Votes Required

Proposals No. 13, 14, and 15 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 16 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN (UK) HOLDINGS.

RESOLUTIONS FOR ASPEN INSURANCE LIMITED ("ASPEN BERMUDA")

(Proposals No. 17 and 18)

The Company's Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 17 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company's representatives or proxies to vote FOR the election of Messrs. Christopher O'Kane, Julian Cusack, James Few, David Skinner, and Ms. Kate Vacher and Ms. Sarah Davies as company directors for election to the board of directors of Aspen Bermuda for 2005 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2005 and to fix the remuneration of such directors.

Biographical information relating to the directors under Proposal No. 17 is presented in this Proxy Statement under "Management — Board of Directors of the Company", "— Executive Officers of the Company" and "— Board of Directors of Non-U.S. Subsidiaries."

Proposal No. 18 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company's representatives or proxies to vote FOR the appointment of KPMG as the auditor of Aspen Bermuda for fiscal year ended December 31, 2005 and to grant authority to the Company's Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

Votes Required

Proposals No. 17 and 18 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING "FOR" THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN BERMUDA.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,
Frances Chatterjee Secretary

Hamilton, Bermuda
April 26, 2005
* * * * * * *

The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended December 31, 2004, is being mailed concurrently with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement differs in some respects from a proxy statement required to be filed by a U.S. domestic issuer because the Company is a "foreign private issuer". Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2004. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Form 10-K, please contact Aspen Insurance Holdings Limited, Victoria Hall, 11 Victoria Street, Hamilton HM11, Bermuda, Attn: Company Secretary. In addition, financial reports and recent filings with the SEC, including the Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm.

Appendix I

AMENDMENTS TO THE BYE-LAWS
OF ASPEN INSURANCE HOLDINGS LIMITED

In order to facilitate review of the various Bye-Law amendment proposals, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, which is included as Appendix II to the Proxy Statement. The following proposals describe the Bye-Law amendments that have been recommended by the Board of Directors and are being individually presented for a vote of shareholders.

In the description of each proposal below, where Bye-Laws have been marked to show the changes proposed, deleted text is shown in [brackets] and inserted text is shown in boldface type. References to the Act are to the Bermuda Companies Act 1981.

AMENDMENTS TO BYE-LAW 1
(Proposal No. 3.1)

Bye-Law 1.1.8

The Board of Directors proposes to amend Bye-Law 1.1.8 to allow the Bye-Laws to be applicable to the Company notwithstanding a change in name in the future. Set forth below is Bye-Law 1.1.8 marked to show the changes proposed.

"COMPANY" means the company incorporated in Bermuda under the name of Exali Reinsurance Holdings Limited on 22 May 2002 which subsequently changed its name to Aspen Insurance Holdings Limited on 22 November 2002, and as such name may be changed from time to time in accordance with Bermuda law;

Bye-Law 1.1.16

The Board of Directors proposes to amend Bye-Law 1.1.16 to allow the Bye-Laws to be applicable to the Names Trust notwithstanding a change in the name. Set forth below is Bye-Law 1.1.16 marked to show the changes proposed.

"NAMES TRUST" means the trust established under Declaration of Trust, as may be amended from time to time, between [The Names' Trustees Limited] the Names' Trustee and WUSL for the benefit of the Names;

Bye-Law 1.1.40

The Board of Directors proposes to amend Bye-Law 1.1.40 to allow the Bye-Laws to be applicable to the Option Instrument notwithstanding any amendments to the Option Instrument and to reflect the share split that was authorized prior to our initial public offering. Set forth below is Bye-Law 1.1.40 marked to show the changes proposed.

"WELLINGTON OPTION" means the collective reference to the Option Instrument dated 21 June 2002, as may be amended from time to time, issued by the Company creating options to subscribe for Non-Voting Ordinary Shares and the Option Certificates issued thereunder of even date in favour of WU plc (in respect of [378,112] 3,781,120 Non-Voting Ordinary Shares of the Company) and in favor of the Names' Trustee (in respect of [300,676] 3,006,760 Non-Voting Ordinary Shares of the Company);

Vote Required

The amendments to Bye-Law 1 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 1.

AMENDMENT TO BYE-LAW 3
(Proposal No. 3.2)

Bye-Law 3.1

The Board of Directors proposes to amend Bye-Law 3.1 to reflect the share split that was authorized prior to our initial public offering and any future division of share capital in accordance with Bermuda law. Set forth below is Bye-Law 3.1 marked to show the changes proposed.

Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of three classes, being [96,962,903] 969,629,030 Ordinary Shares, [678,788] 6,787,880 Non-Voting Ordinary Shares and [10,000,000] 100,000,000 Preference Shares, as adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.

Bye-Law 3.4.3

The Board of Directors proposes to amend Bye-Law 3.4.3 to clarify voting rights of Preference Shareholders with respect to election of directors. Set forth below is Bye-Law 3.4.3 marked to show the changes proposed.

Notwithstanding the provisions of BYE-LAW 3.4.2.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers under the Companies Act) only if such issuance is approved by a Resolution of the holders of Ordinary Shares (but not any other class of shares) then outstanding (taking into consideration the provisions of BYE-LAWS 63-67).

Vote Required

The amendments to Bye-Law 3 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 3.

AMENDMENTS TO BYE-LAW 12
(Proposal No. 3.3)

The Board of Directors proposes to amend Bye-Law 12 to include an average of the value of the shares in determining the exercise price of granted options, warrants or other rights to acquire shares. Set forth below is Bye-Law 12 marked to show the changes proposed.

Notwithstanding BYE-LAW 8, the Board may not grant options, warrants or other rights to acquire shares to directors, officers or employees of the Company at an exercise price less than the fair market value of any such shares on the date of grant, or an average over a several-day period around the date of grant.

Vote Required

The amendment to Bye-Law 12 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 12.

AMENDMENTS TO BYE-LAW 33
(Proposal No. 3.4)

Bye-Law 33.1

The Board of Directors proposes to amend Bye-Law 33.1 to clarify that a written resolution may be signed on behalf of a corporate shareholder by its representative. Set forth below is Bye-Law 33.1 marked to show the changes proposed.

Except in the case of the removal of auditors or Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or any class or series thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, being all of the Shareholders or any class or series thereof who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.

Bye-Laws 33.2 and 33.3

The Board of Directors proposes to amend Bye-Laws 33.2 and 33.3 to refer to the Bye-Laws as opposed to sections within the Bye laws, for consistency. Set forth below are Bye-Laws 33.2 and 33.3 marked to show the changes proposed.

33.2    For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this [section] Bye-Law, a reference to such date.

33.3    A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class or series of Shareholders, as the case may be. A Resolution in writing made in accordance with this [section] Bye law shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

Vote Required

The amendments to Bye-Law 33 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 33.

AMENDMENTS TO BYE-LAW 85
(Proposal No. 3.5)

The Board of Directors proposes to amend Bye-Law 88 to ensure consistency within this Bye-Law 85. Set forth below is Bye-Law 85 marked to show the changes proposed.

The Board shall ensure (subject to the laws of the relevant jurisdiction) that the Bye-Laws, articles of association or other constitutive documents of each Non-U.S. Subsidiary (for the purpose of this Bye-Law 85, a "Relevant Subsidiary") contain provisions substantially similar to BYE-LAWS 84-85 herein (provided that the Bye-Laws, articles of association or other constitutive documents of such [Non-U.S.] Relevant Subsidiary need not necessarily include provisions substantially similar to BYE-LAWS 48-75 herein) requiring all shares held by such Relevant Subsidiary in any other Non-U.S. Subsidiary to be voted in the appropriate proportions to the votes received from the shareholders of such Relevant Subsidiary at its general meeting for or against the resolution instructing such Relevant Subsidiary.

Vote Required

The amendment to Bye-Law 85 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE
AMENDMENTS TO BYE-LAW 85.

AMENDMENTS TO BYE-LAW 91
(Proposal No. 3.6)

The Board of Directors proposes to amend Bye-Law 91 to clarify the position with respect to vacancies filled by the Board. Set forth below is Bye-Law 91 marked to show the changes proposed.

The Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board. A Director so appointed shall hold office until the next annual general meeting or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, following a vacancy filled by the Board, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

Vote Required

The amendment to Bye-Law 91 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 91.

AMENDMENTS TO BYE-LAW 100
(Proposal No. 3.7)

The Board of Directors proposes to amend Bye-Law 100 to clarify the position with respect to alteration of the Bye-Laws. Set forth below is Bye-Law 100 marked to show the changes proposed.

Subject to the provisions of the Companies Act and these Bye-Laws the Board shall manage and control all of the business of the Company in Bermuda and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no [such] direction given by the Company by Resolution, if any, shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board, provided all meetings of the Board are held in Bermuda.

Vote Required

The amendment to Bye-Law 100 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 100.

AMENDMENTS TO BYE-LAW 105
(Proposal No. 3.8)

The Board of Directors proposes to amend Bye-Law 105 to remove the requirement that any persons appointed as the attorney or attorneys of the Company be resident outside the United Kingdom. Although the Company intends to continue to comply with this requirement, removing it from the Bye-Laws would prevent an otherwise insignificant violation of the requirement from potentially invalidating corporate action that has been taken. Set forth below is Bye-Law 105 marked to show the changes proposed.

The Board may by proxy or power of attorney appoint any company, firm or person or any fluctuating body of persons [, provided that he or it is resident outside the United Kingdom whether nominated directly or indirectly by the Board,] to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such proxy or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such proxy/attorney and of such proxy/attorney as the Board may think fit, and may also authorise any such proxy/attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised under the Seal, execute any deed or instrument under the personal seal of such proxy or attorney, with the same effect as the affixation of the Seal.

Vote Required

The amendment to Bye-Law requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 105.

AMENDMENTS TO BYE-LAW 109
(Proposal No. 3.9)

The Board of Directors proposes to amend Bye-Law 109 to update the terminology used for 'telecopier'. Set forth below is Bye-Law 109 marked to show the changes proposed.

Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, [telecopier] facsimile, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose and the provisions of BYE-LAW 142 shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

Vote Required

The amendment to Bye-Law 109 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 109.

AMENDMENTS TO BYE-LAW 110
(Proposal No. 3.10)

The Board of Directors proposes to amend Bye-Law 110 to remove limitations on the ability of Directors from the United Kingdom to participate in meetings of the Board and such meetings to be held to be quorate. Although the Company intends to continue to comply with this requirement, removing it from the Bye-Laws would prevent an otherwise insignificant violation of the requirement from potentially invalidating corporate action that has been taken. Set forth below is Bye-Law 110 marked to show the changes proposed.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present. [No meetings of the Board shall be quorate if the majority of the Directors present consist of persons who are resident in the United Kingdom for United Kingdom tax purposes.]

Vote Required

The amendment to Bye-Law 110 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 110.

AMENDMENTS TO BYE-LAW 115
(Proposal No. 3.11)

The Board of Directors proposes to amend Bye-Law 115 to remove limitations on the ability of Directors or Alternate Directors from being in the United Kingdom or the United States when signing a written resolution. Although the Company intends to continue to comply with this requirement, removing it from the Bye-Laws would prevent an otherwise insignificant violation of the requirement from potentially invalidating corporate action that has been taken. Set forth below is Bye-Law 115 marked to show the changes proposed.

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in BYE-LAW 93) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned. [The terms of this Bye-Law shall be subject to the requirement that any Director or Alternate Director signing a written resolution shall be physically outside the United Kingdom and United States when signing the document.]

Vote Required

The amendment to Bye-Law 115 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 115.

AMENDMENTS TO BYE-LAW 116
(Proposal No. 3.12)

The Board of Directors proposes to amend Bye-Law 116 to remove limitations on the ability of Directors to participate in meetings of the Board by telephone, electronic or other communication facilities from the United States and the United Kingdom. Although the Company intends to continue to comply with this requirement, removing it from the Bye-Laws would prevent an otherwise insignificant violation of the requirement from potentially invalidating corporate action that has been taken. Set forth below is Bye-Law 116 marked to show the changes proposed.

A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting [provided that such person is physically outside the United Kingdom and United States]. Such a meeting shall be deemed to take place [outside the United Kingdom and United States] where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

Vote Required

The amendment to Bye-Law 116 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 116.

AMENDMENTS TO BYE-LAW 119
(Proposal No. 3.13)

The Board of Directors proposes to amend Bye-Law 119 to clarify the duration of the appointment of certain officers of the Company and that such officers shall serve such term as the Board may determine, or in the absence of such determination until the termination of the next Annual General Meeting following their appointment. Set forth below is Bye-Law 119 marked to show the changes proposed.

The Officers of the Company must include either a President and a Vice-President, or a Chairman and a Deputy Chairman who must be Directors and shall be elected by the Board as soon as possible after the statutory meeting and [each] shall serve for such term as the Board may determine, or in the absence of such determination until the termination of the next Annual General Meeting following their appointment. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

Vote Required

The amendment to Bye-Law 119 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 119.

AMENDMENTS TO BYE-LAW 120
(Proposal No. 3.14)

Bye-Law 120.3

The Board of Directors proposes to amend Bye-Law 120.3 to ensure that Bye-Law 120.3 is grammatically correct. Set forth below is Bye-Law 120.3 marked to show the changes proposed.

all proceedings at meetings of the Company, of the holders of any class or series of shares in the Company and of the Board; and

Bye-Law 120.4

The Board of Directors proposes to amend Bye-Law 120.4 to ensure that the Register of Directors and Officers, the Register, the financial information and the minute books relating to meetings of the Shareholders of the Company are maintained in Bermuda. Set forth below is Bye-Law 120.4 marked to show the changes proposed.

Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in BYE-LAW 140 and the minute books relating to meetings of the Shareholders of the Company. Such minute books shall be maintained [outside the United Kingdom and outside the United States] in Bermuda.

Vote Required

The amendments to Bye-Law 120 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 120.

AMENDMENTS TO BYE-LAW 142
(Proposal No. 3.15)

The Board of Directors proposes to amend Bye-Law 142 to ensure that any notices or documents sent by personal delivery shall be deemed to have been served or delivered at the time of delivery. Set forth below is Bye-Law 142 marked to show the changes proposed.

Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder (or other person to whom notice shall or may be made hereunder) by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by sending it by courier to such registered address, or by sending it by fax to a fax number supplied by such Shareholder for the purpose of the receipt of notices or documents, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by personal delivery shall be deemed to have been served or delivered at the time of delivery, or if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, [and when] or if sent by courier, the next Business Day after sending, or, when sent by fax, at the time of confirmation of transmission on the sender's equipment, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by fax, as the case may be.

Vote Required

The amendment to Bye-Law 142 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 142.

AMENDMENTS TO BYE-LAW 147
(Proposal No. 3.16)

The Board of Directors proposes to amend Bye-Law 147 to allow indemnification to be out of assets of the Company. Set forth below is Bye-Law 147 marked to show the changes proposed.

Without limiting the generality of BYE-LAW 145, every Indemnified Person shall be indemnified out of the [funds] assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.

Vote Required

The amendment to Bye-Law 147 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 147.

AMENDMENTS TO BYE-LAW 148
(Proposal No. 3.17)

The Board of Directors proposes to amend Bye-Law 148 to ensure that Bye-Law 148 is grammatically correct. Set forth below is Bye-Law 148 marked to show the changes proposed.

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the [relative] relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

Vote Required

The amendment to Bye-Law 148 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS TO BYE-LAW 148.

Appendix II

A M E N D E D    A N D    R E S T A T E D

B Y E - L A W S

OF

ASPEN INSURANCE HOLDINGS LIMITED

I N D E X

BYE-LAW	SUBJECT	PAGE
1	Interpretation	II-3
2	Registered Office	II-7
3	Share Capital	II-7
4−7	Alteration of Capital	II-9
8−12	Shares	II-10
13−14	Modification of Rights	II-11
15−18	Certificates	II-11
19−20	Register of Shareholders	II-12
21	Register of Directors and Officers	II-12
22−26	Transfer of Shares	II-12
27−30	Transmission of Shares	II-13
31−33	General Meetings and Written Resolutions	II-14
34−38	Notice of General Meetings	II-14
39−46	Proceedings at General Meetings	II-15
47	U.S. Periodic Reporting	II-16
48−62	Voting	II-16
63−66	Adjustment of Voting Power	II-18
67	Other Adjustments of Voting Power	II-19
68	Notification of Voting Power	II-20
69−75	Requirement to Provide Information and Notice	II-20
76	Purchase of Shares	II-21
77−83	Proxies and Corporate Representatives	II-22
84−85	Certain Subsidiaries	II-23
86−87	Election of Directors	II-23
88	Observers' Rights	II-24
89−90	Removal of Directors	II-24
91−92	Vacancies on the Board	II-24
93−97	Alternate Directors	II-25
98	Remuneration of Directors	II-26
99	Directors' Interests	II-26
100−104	Powers and Duties of the Board	II-26
105−107	Delegation of the Board's Powers	II-27
108−118	Proceedings of the Board	II-27
119	Officers	II-29
120	Minutes	II-29
121−122	Secretary and Resident Representative	II-29
123−125	The Seal	II-29
126−132	Dividends and Other Payments	II-30
133	Reserves	II-31
134−135	Capitalisation of Profits	II-31
136−137	Record Dates	II-31
138−140	Accounting Records	II-32
141	Audit	II-33
142−143	Service of Notices and Other Documents	II-33
144	Winding Up	II-33
145−154	Indemnity and Insurance	II-33
155	Alteration of Bye-Laws	II-35

A M E N D E D    A N D    R E S T A T E D    B Y E - L A W S

OF

ASPEN INSURANCE HOLDINGS LIMITED

INTERPRETATION

1.	1.1	In these Bye-Laws, unless the context otherwise requires:

1.1.1	"Affiliate" means, in relation to any undertaking, any other undertaking that controls, is controlled by or is under common control with such first undertaking. For the purpose of this definition, the term "control" means the power to direct the management and policies of an undertaking, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and, except when used in the term "Controlled Shares" as defined in Bye-Law 66 below, the terms "controlled" and "controlling" have meanings correlative to the foregoing;

1.1.2	"Bermuda" means the Islands of Bermuda;

1.1.3	"Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

1.1.4	"Business Day" means a day (excluding Saturdays and Sundays) on which banks generally are open in New York, London and Bermuda for the transaction of normal banking business;

1.1.5	"Cause" means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

1.1.6	"Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

1.1.7	"Companies Act" means the Companies Act 1981 of Bermuda as amended from time to time and any legislation enacted to supersede the same and every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

1.1.8	"Company" means the company incorporated in Bermuda under the name of Exali Reinsurance Holdings Limited on 22 May 2002 which subsequently changed its name to Aspen Insurance Holdings Limited on 22 November 2002, and as such name may be changed from time to time in accordance with Bermuda law;

1.1.9	"Director" means such person or persons as shall be elected to the Board from time to time pursuant to Bye-Laws 86 and 87 or appointed to the Board from time to time pursuant to Bye-Law 91;

1.1.10	"Indemnified Person" means any Director, Officer, Resident Representative, member of a committee duly constituted under Bye-Law 107 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

1.1.11	"Investment Date" means June 21, 2002;

1.1.12	"Listing" means (i) the first admission of Ordinary Shares or any shares for which the Ordinary Shares have been exchanged or into which the Ordinary Shares have been converted or any shares in a company of which the Company is a subsidiary on the London Stock Exchange, (ii) the sale and issuance of Ordinary Shares pursuant to the first registered public offering under the United States securities laws or (iii) any amalgamation, scheme of arrangement, consolidation or other business combination transaction as a result of which the Shareholders receive as consideration equity securities of a class or series that is listed on the London Stock Exchange or publicly traded on a securities exchange in the United States;

1.1.13	"Lloyd's" means The Society and Corporation of Lloyd's incorporated by the Lloyd's Acts 1871-1982 or, as the context may require, the Council of Lloyd's and any person or delegate acting under its authority;

1.1.14	"Montpelier Re" means Montpelier Reinsurance Ltd;

1.1.15	"Names" means the underwriting members of Lloyd's participating in Syndicate 2020 for the 2002 year of account (or in respect of those individual who have died, part of the 2002 year of account),other than the Wellington Corporate Members;

1.1.16	"Names Trust" means the trust established under Declaration of Trust, as may be amended from time to time, between the Names' Trustee and WUSL for the benefit of the Names;

1.1.17	"Names' Trustee" means The Names' Trustees Limited solely as trustee of the Names Trust, including any successor to The Names' Trustees Limited as Trustee of the Names Trust;

1.1.18	"Non-Voting Ordinary Shares" means the Ordinary Shares in the capital of the Company having, inter alia, the rights and restrictions as set out in Bye-Law 3.3;

1.1.19	"Officer" means a person appointed by the Board pursuant to Bye-Law 119 and shall not include an auditor of the Company;

1.1.20	"Ordinary Shares" means ordinary shares in the capital of the Company having the rights and restrictions contained in these Bye-Laws;

1.1.21	"paid up" means paid up or credited as paid up;

1.1.22	"Phoenix" means Phoenix Equity Partners IV "A" L.P., Phoenix Equity Partners IV "B" L.P., Phoenix Equity Partners IV "C" L.P., Phoenix Equity Partners IV Co-Investment Plan and Phoenix Equity Partners III and IV Executive Investment Plan L.P., acting by their manager (and in respect of the Co-Investment Plan, its administrator), Phoenix Equity Partners Limited and Donaldson Lufkin & Jenrette Securities Corporation.

1.1.23	"Preference Shares" means preference shares in the capital of the Company, which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-Laws;

1.1.24	"Register" means the Register of Shareholders of the Company;

1.1.25	"Registered Office" means the registered office for the time being of the Company;

1.1.26	"Resident Representative" means (if any) the individual (or, if permitted in accordance with the Companies Act, a company) appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

1.1.27	"Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

1.1.28	"Sale" means the transfer (whether through a single transaction or a series of transactions) of 50% or more of the Ordinary Shares in issue taken together to a person and its Affiliates or to a group of persons acting together;

1.1.29	"Seal" means the common seal of the Company and includes any authorised duplicate thereof;

1.1.30	"Secretary" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

1.1.31	"share" means share in the capital of the Company and includes a fraction of a share;

1.1.32	"Shareholder" means a shareholder or member of the Company;

1.1.33	"Syndicate 2020" means Syndicate 2020 at Lloyd's as managed by Wellington Underwriting Agencies Limited on 21 June 2002;

1.1.34	"the Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

1.1.35	"3i" means 3i Group plc;

1.1.36	"transfer" means, in relation to any share, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, hypothecate or otherwise transfer such share or any beneficial interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, hypothecation or other transfer of such share or any beneficial interest therein or any agreement or commitment to do any of the foregoing;

1.1.37	"undertaking" means a company or partnership or an unincorporated association situated in any jurisdiction and, in relation to an undertaking which is not a company, expressions in these Bye-Laws appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

1.1.38	"Wellington Corporate Members" means Premium Alpha Limited, Premium Beta Limited, Premium Gamma Limited, Premium Delta Limited, Premium Epsilon Limited, Premium Eta Limited, Premium Zeta Limited, Wellington One Limited, Wellington Two Limited, Wellington Three Limited, Wellington Four Limited and Wellington Five Limited;

1.1.39	"Wellington Entity" means Wellington Underwriting plc, its subsidiaries or the Names' Trustee solely as trustee of the Names Trust;

1.1.40	"Wellington Option" means the collective reference to the Option Instrument dated 21 June 2002, as may be amended from time to time, issued by the Company creating options to subscribe for Non-Voting Ordinary Shares and the Option Certificates issued thereunder of even date in favor of WU plc (in respect of 3,781,120 Non-Voting Ordinary Shares of the Company) and in favor of the Names' Trustee (in respect of 3,006,760 Non-Voting Ordinary Shares of the Company);

1.1.41	"WUSL" means Wellington Underwriting Services Limited, a company incorporated in England and Wales (registered no. 01949097) whose registered office is 88 Leadenhall Street, London, EC3A 3BA.

1.2	For the purposes of these Bye-Laws:

1.2.1	a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Act is present;

1.2.2	words importing only the singular number include the plural number and vice versa;

1.2.3	words importing only the masculine gender include the feminine and neuter genders respectively;

1.2.4	words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

1.2.5	a reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

1.2.6	any words or expressions defined in the Companies Act in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

1.2.7	a company is a "subsidiary" of another company, its "holding company", if such other company owns either directly or indirectly through its subsidiaries shares of stock or other ownership interests having a majority of the voting power in electing the board of directors thereof or other persons performing a similar function; and

1.2.8	a "member of the same group" as a body corporate means a subsidiary or holding company of the body corporate or a subsidiary of a holding company of the body corporate.

1.3	A reference to anything being done by electronic means includes it being done by any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.4	A reference to a signature or to anything being signed or executed includes such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.5	A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it and to every rule, regulation or order made under it (or under any such modification or re-enactment) and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order.

1.6	In these Bye-Laws:

1.6.1	powers of delegation shall not be restrictively construed but the widest lawful interpretation shall be given thereto;

1.6.2	the term "Board" in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding an executive office and any manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

1.6.3	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

1.6.4	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers by the Board.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.	3.1	Division of Share Capital

Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of three classes, being 969,629,030 Ordinary Shares, 6,787,880 Non-Voting Ordinary Shares and 100,000,000 Preference Shares, as adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.

3.2	Ordinary Shares

The Ordinary Shares shall, subject to the other provisions in the Bye-Laws, entitle the holders thereof to the following rights:

3.2.1	as regards dividend:

(subject to the provisions of the Companies Act) after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any Preference Shares then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holding of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any Preference Shares then in issue having preferred rights on the return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.3	as regards voting in general meetings:

the holders of Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall on a poll have one vote for each Ordinary Share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67).

3.3	Non-Voting Ordinary Shares

3.3.1	Save as provided in this Bye-Law 3.3, the Non-Voting Ordinary Shares shall rank pari passu with the Ordinary Shares and shall have the same rights and restrictions as the Ordinary Shares (and for such purpose, references to Ordinary Shares in these Bye-Laws shall be deemed to include Non-Voting Ordinary Shares except to the extent that such inclusion would conflict with the provisions of this Bye-Law 3.3 or except as otherwise expressly provided in these Bye-Laws).

3.3.2	The Non-Voting Ordinary Shares shall not carry any voting rights.

3.3.3	The Non-Voting Ordinary Shares shall, in all circumstances, be treated by the Company as having the same value as the Ordinary Shares carrying rights to vote.

3.3.4	No resolution which may affect the rights conferred on Non-Voting Ordinary Shares pursuant to this Bye-Law 3.3 shall be passed without the prior written consent of all the holders of Non-Voting Ordinary Shares.

3.3.5	On the first to occur of a Sale or Listing, each Non-Voting Ordinary Share in issue shall automatically convert into one Ordinary Share carrying rights to vote and each Non-Voting Ordinary Share issued at any time following a Sale or Listing shall automatically convert, immediately on issue, into one Ordinary Share carrying rights to vote. Following the conversion, the holders of Non-Voting Ordinary Shares shall return their share certificates to the Company and, upon receipt of each such certificate, the Company shall issue a replacement certificate representing the same number of Ordinary Shares carrying rights to vote to each of the relevant Shareholders.

3.4	Preference Shares

3.4.1	The Board is authorized, subject to Bye-Law 3.4.3 and any limitations prescribed by applicable law, to issue Preference Shares in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by the Shareholders.

3.4.2	The authority of the Board with respect to each series of Preference Shares shall include, but not be limited to, determination of the following:

3.4.2.1	the distinctive designation of such series and the number of Preference Shares constituting such series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

3.4.2.2	the rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;

3.4.2.3	the voting powers, if any, of the holders of such series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;

3.4.2.4	whether such series of Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;

3.4.2.5	the right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;

3.4.2.6	the amounts, if any, payable upon such series of Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of any other class or series of shares or in the event of any merger or consolidation of or sale of assets by the Company;

3.4.2.7	the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and

3.4.2.8	any other relative rights, preferences, limitations and powers of such series of Preference Shares.

3.4.3	Notwithstanding the provisions of Bye-Law 3.4.2.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers under the Companies Act) only if such issuance is approved by a Resolution of the holders of Ordinary Shares (but not any other class of shares) then outstanding (taking into consideration the provisions of Bye-Laws 63-67).

ALTERATION OF CAPITAL

4.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution (taking into consideration the provisions of Bye-Laws 63-67) shall prescribe and in any manner permitted by the Companies Act.

5.	Subject to the Companies Act, the Memorandum of Association of the Company and any confirmation or consent required by applicable law or these Bye-Laws, the Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) authorise the reduction of its issued share capital or any share premium account in any manner. In relation to any such reduction, the Company may by Resolution (taking into consideration the provisions of Bye-Laws 63-67) determine the terms upon which such reduction is to be effected, provided, that such reduction shall apply to the entire class or series of shares to be affected.

6.	The Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) and in any manner permitted by the Companies Act:

6.1	divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

6.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

6.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

6.4	make provision for the issue and allotment of shares which do not carry any voting rights;

6.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

6.6	change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, in the case where a distribution to the Names' Trust would result in individual Names having a fractional beneficial interest, to the Names' Trust in order to adjust the rights of all parties, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.	The Board may, without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class or series, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act and any other applicable laws. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

SHARES

8.	Subject to the restrictions, if any, that are provided for in these Bye-Laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine. Further, the Board may create and issue shares of any existing class or series of shares. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Companies Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

9.	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

10.	Except as ordered by a court of competent jurisdiction or as required by applicable law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

11.	The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Companies Act.

12.	Notwithstanding Bye-Law 8, the Board may not grant options, warrants or other rights to acquire shares to directors, officers or employees of the Company at an exercise price less than the fair market value of any such shares on the date of grant, or an average over a several-day period around the date of grant.

MODIFICATION OF RIGHTS

13.	Subject to the Companies Act, all or any of the special rights for the time being attached to any class or series of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the voting power of the issued shares of that class or series (taking into account the provisions of Bye-Laws 63-67) or with the sanction of a Resolution passed by the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares in issue at a separate general meeting (taking into account the provisions by Bye-Laws 63-67). In respect of any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class or series, that every holder of shares of the relevant class or series shall be entitled on a poll to one vote for every such share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67) and that any holder of shares of the relevant class or series present in person or by proxy may demand a poll.

14.	For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such shares or class or series of shares, such rights or terms, as the case may be, shall not be deemed altered by:

14.1	the creation or issue of further shares ranking pari passu therewith;

14.2	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

14.3	the purchase or redemption by the Company of any of its own shares.

CERTIFICATES

15.	The preparation, issue and delivery of certificates shall be governed by the Companies Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

16.	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

17.	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

18.	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Law 22.

REGISTER OF SHAREHOLDERS

19.	The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

20.	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act and any other applicable law. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such times as the Board from time to time determines) on every Business Day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 10.

REGISTER OF DIRECTORS AND OFFICERS

21.	The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every Business Day.

TRANSFER OF SHARES

22.	Subject to the Companies Act and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of its shares by an instrument of transfer in the usual common form or by any other method permissible under applicable law, in either case as may be approved by the Board. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

23.	The instrument of transfer of legal title in a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

23.1	the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

23.2	the instrument of transfer is in respect of only one class or series of shares;

23.3	the instrument of transfer does not result in joint holders of the shares to be transferred; and

23.4	it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 22 and 25.

24.	The Board may decline to approve or register any transfer of shares to the extent that the Board determines, in its sole discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-Laws, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates would result from such transfer (including, without limitation, if such consequence arises as a result of any U.S. person becoming a 9.5% U.S. Shareholder (as defined in Bye-Law 66), provided, however, that (i) such determination shall only be made after giving effect to Bye-Laws 63-67, (ii) prior to declining to approve or register such transfer, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences and (iii) the power of the Board to decline to approve or register such transfer shall be applied only to the extent, and for such number of shares, as is necessary to avoid such non-de minimis adverse tax, regulatory or legal consequences. The Board shall have the authority to request from any Shareholder, and each such Shareholder shall provide such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

25.	If the Board declines to register a transfer it shall, within one (1) month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

26.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

27.	In the case of the death of an individual Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

28.	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of such Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29.	A person becoming entitled to a share in consequence of the death of an individual Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 27-29.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS

31.	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint.

32.	The Board may, whenever it thinks fit, and shall, when required by the provisions of Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

33.	33.1	Except in the case of the removal of auditors or Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or any class or series thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, being all of the Shareholders or any class or series thereof who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.

33.2	For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-Law, a reference to such date.

33.3	A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class or series of Shareholders, as the case may be. A Resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

NOTICE OF GENERAL MEETINGS

34.	An Annual General Meeting shall be called by not less than twenty-one (21) days notice in writing and a Special General Meeting shall be called by not less than twenty-one (21) days notice in writing. The notice period shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and the notice shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 142-143 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

35.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

35.1	in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

35.2	in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

36.	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class or series of shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.	Subject to the Companies Act, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 142 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 34.

38.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

39.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, one or more Shareholders holding at least fifty percent (50%) of the voting power of the Ordinary Shares (taking into account the provisions of Bye-Laws 63-67) in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

40.	If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and holding at least ten percent (10%) in aggregate of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders present in person or by proxy and holding at least ten percent (10%) of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum.

41.	In accordance with section 71(5) of the Companies Act, a general meeting may be held with only one (1) individual present provided that the requirement for a quorum is satisfied.

42.	A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.	43.1	Subject to the Companies Act, a Resolution may only be put to a vote at a general meeting of the Company or of any class or series of Shareholders if:

43.1.1	it is proposed by or at the direction of the Board; or

43.1.2	it is proposed at the direction of a court of competent jurisdiction; or

43.1.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

43.1.4	the chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting; or

43.1.5	the Resolution concerns a matter described in Bye-Law 84.

43.2	No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended Resolution may properly be put to a vote at that meeting.

43.3	If the chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.

44.	Each Director, and upon giving the notice referred to in Bye-Law 34 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

45.	The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

46.	The chairman of the meeting may, with the consent by Resolution of the persons present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies Act, in addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the persons present at the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

U.S. PERIODIC REPORTING

47.	For so long as the Company is required to maintain the registration of any of its shares under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall file with the U.S. Securities and Exchange Commission all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K (as would be required of a United States domestic private issuer subject to those particular informational requirements of the Exchange Act). The audited financial information contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports will be prepared in accordance with United States generally accepted accounting principles.

VOTING

48.	Except as otherwise required by the Companies Act and these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) and in the case of an equality of voting power of votes cast, the Resolution shall fail. Any amendment to this Bye-Law 48 shall be approved by the affirmative vote of at least a majority of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

49.	Notwithstanding the provisions of Bye-Laws 48 and 50, the following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63- 67): any amendment to Bye-Laws 13 (first sentence), 24, 63, 64, 65, 66, 67, 76, 84 or 85; provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this Bye-Law 49 if the Board determines, in its sole discretion, that such amendment could adversely affect any Shareholder in any non-de minimis respect. Any amendment to this Bye-Law 49 shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

50.	Notwithstanding the provisions of Bye-Laws 48-49 (in addition to any approval requirements set out in the Companies Act), the following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any Shareholder does not have the same right to receive the same consideration as all other Shareholders in such transaction; or (ii) discontinuance of the Company out of Bermuda to another jurisdiction. Any amendment to this Bye-law 50 shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

51.	At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

51.1	the chairman of the meeting; or

51.2	at least three (3) Shareholders present in person or represented by proxy; or

51.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67); or

51.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

52.	The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.

53.	If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

54.	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct and the chairman may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

55.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

56.	On a poll, votes may be cast either personally or by proxy.

57.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

58.	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

59.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

60.	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

61.	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.	If:

62.1	any objection shall be raised to the qualification of any voter; or,

62.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

62.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

ADJUSTMENT OF VOTING POWER

63.	The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64.	The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-Law 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

65.	In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder's economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that (x) no portion of such increase shall apply to the shares held by any Wellington Entity or the Names Trust, and (y) such increase shall be limited in the case of 3i, Phoenix and Montpelier Re so that no such increase would cause the voting power of 3i, Phoenix or Montpelier Re to increase to 10% or more except, in the case of either (x) or (y), where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-Laws 63-75, a share may carry a fraction of a vote.

66.	In these Bye-Laws:

(i)	"Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Sections 957 and 958 of the Code.

(ii)	"9.5% U.S. Shareholder" means a "United States person" as defined in the Code (a "U.S. person") whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(iii)	"Tentative 9.5% U.S. Shareholder" means a U.S. person that, but for adjustments to the voting rights of shares pursuant to Bye-Laws 63-67, would be a 9.5% U.S. Shareholder.

(iv)	"Attribution Percentage" shall mean, with respect to a Shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the Shareholders' shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

OTHER ADJUSTMENTS OF VOTING POWER

67.	In addition to the provisions of Bye-Laws 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences.

NOTIFICATION OF VOTING POWER

68.	Prior to any date on which Shareholders shall vote on any matter, the Board shall (i) if it considers it necessary or appropriate (x) retain the services of an internationally recognised accounting firm or organisation with comparable professional capabilities in order to assist the Company in applying the principles of Bye-Laws 63 through 75 and (y) obtain from such firm or organisation a statement setting forth the information obtained, procedures followed and determinations made with respect to Bye-Laws 63 through 75, and (ii) notify each Shareholder of the voting power conferred by its shares determined in accordance with Bye-Laws 63 through 75.

REQUIREMENT TO PROVIDE INFORMATION AND NOTICE

69.	The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Company may reasonably request for the purpose of determining whether any holder's voting rights are to be adjusted pursuant to these Bye-Laws. If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder's shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

70.	Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is, or caused another person to become, a Tentative 9.5% U.S. Shareholder.

71.	Notwithstanding the foregoing, no Shareholder shall be liable to any other Shareholder or the Company for any losses or damages resulting from such Shareholder's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-Law 69 or from such Shareholder's failure to give notice under Bye-Law 70.

72.	Any information provided by a Shareholder to the Company pursuant to this Bye-Law, or other information provided pursuant to this Bye-Law or for purposes of making the analysis required by, for purposes of implementing, Bye-Laws 24 and 63 through 75, shall be deemed confidential information (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by those Bye-Laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information that it receives in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the United States Internal Revenue Service (the "Service") if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws, or (iii) as otherwise required by applicable law or regulation.

73.	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-Law 72(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by, or for purposes of implementing, Bye-Laws 24 and 63 through 75 or to determine whether the Company would realise any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The Company shall not disclose the Confidential Information to any Director, except following compliance with Bye-Law 74 to the extent required under applicable law or regulation. For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application by Bye-Laws 63-67. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information for purposes of engaging in any tax related analysis.

74.	The Company (i) shall notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of Bye-Law 73, and (ii) may, in the absence of a protective order, make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded all such disclosed information.

75.	The Company and the Board may rely exclusively on the analysis, deliberation, reports and other communications of the persons specified in (ii) of Bye-Law 72 above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to implementing Bye-Laws 24, 84 or 85 or determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code.

PURCHASE OF SHARES

76.	If the Board unanimously determines that share ownership by any person may result in material adverse tax consequences to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (provided that this Bye-Law shall only apply after the application of the provisions of Bye-Laws 63 through 75), the Company will have the option but not the obligation to purchase or assign to a third party the right to purchase the minimum number of shares held by such person solely to the extent, and for the number of shares, that it is necessary to eliminate such material adverse tax consequence at a price determined in the good faith discretion of the Board to represent such shares' fair market value; provided that (i) if the shares are not traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board, or (ii) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Shareholder disagrees with the price so determined by the Board, the fair market value per share and the liquidity discount, if any, will be determined by an independent firm of internationally recognised chartered accountants acting as experts and not arbiters ("Expert") and retained jointly by the Company and the Shareholder at the expense of the Company and if they cannot agree within 10 days of such disagreement such Expert shall be appointed by the president for the time being of the Institute of Chartered Accountants.

PROXIES AND CORPORATE REPRESENTATIVES

77.	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

78.	A Shareholder which is a corporation may, by written authorisation, appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation that is a Shareholder.

79.	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company, in accordance with the manner provided for in Bye-Law 142 at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. For purposes of service on the Company pursuant to this Bye-Law, the provisions of Bye-Law 142 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting of the Company or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

80.	Subject to Bye-Laws 78 and 79, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.

81.	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

82.	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

83.	Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign written Resolutions.

CERTAIN SUBSIDIARIES

84.	Voting of Subsidiary Shares

Notwithstanding any other provision of these Bye-Laws to the contrary, if the Company is required or entitled to vote at a general meeting of any subsidiary of the Company organized under the laws of a jurisdiction outside the United States of America (each, a "Non-U.S. Subsidiary"), the Directors shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to Bye-Laws 48-75) and seek authority from the Shareholders in a general meeting of the Company for the Company's corporate representative or proxy to vote in favor of the resolution proposed by the Non-U.S. Subsidiary. The Directors shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Subsidiary.

85.	Bye-Laws or Articles of Association of Certain Subsidiaries

The Board shall ensure (subject to the laws of the relevant jurisdiction) that the bye-laws, articles of association or other constitutive documents of each Non-U.S. Subsidiary (for the purpose of this Bye-Law 85, a "Relevant Subsidiary") contain provisions substantially similar to Bye-Laws 84-85 herein (provided that the bye-laws, articles of association or other constitutive documents of such Relevant Subsidiary need not necessarily include provisions substantially similar to Bye-Laws 48-75 herein) requiring all shares held by such Relevant Subsidiary in any other Non-U.S. Subsidiary to be voted in the appropriate proportions to the votes received from the shareholders of such Relevant Subsidiary at its general meeting for or against the resolution instructing such Relevant Subsidiary.

ELECTION OF DIRECTORS

86.	The Board shall consist of not less than six (6) and not more than fifteen (15) Directors (as determined by resolution of the Board of Directors) or such number as the Shareholders may from time to time determine. The Board of Directors shall initially consist of eleven (11) Directors.

87.	The Directors shall be divided by the Board into three classes, designated Class I, Class II and Class III. The terms of the initial Directors shall be as follows (i) Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following the Investment Date, (ii) Directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following the Investment Date, and (iii) Directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following the Investment Date. After the expiration of the respective terms of the initial Directors as set forth above, Directors of each class shall be elected by the Shareholders and shall serve a term ending on the date of the third annual general meeting of Shareholders next following the annual general meeting at which such Director was elected. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until such Director is removed from office pursuant to Bye-Law 89 or such office is otherwise vacated. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

OBSERVERS' RIGHTS

88.	The Board may grant, in its discretion and to Shareholders who so request, the right to designate persons to attend meetings of the Board or committees appointed by the Board, in each case as non-voting observers. Any such observers shall be reasonably acceptable to the Board. The Board may establish such procedures and requirements as it deems appropriate in connection the observers' rights set forth in this Bye-Law 88 and may require observers to comply with any such procedures or requirements as a condition to attending any meetings of the Board or committees appointed by the Board. The Board may authorize the Company to reimburse the reasonable travel or other expenses incurred by any such observer. Such grant of observers' rights by the Board may be revoked by the Board, subject to any relevant contract in which the Company has agreed to grant observer rights. No breach of any observer's rights shall invalidate any proceeding or resolution of the Board.

REMOVAL OF DIRECTORS

89.	The Shareholders may, at any general meeting convened and held in accordance with these Bye-Laws, remove a Director only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (taking into account the provisions of Bye-Laws 63-67); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

90.	A vacancy on the Board created by the removal of a Director under the provisions of Bye-Law 89 may be filled by the Shareholders at the meeting at which such Director is removed or, in the absence of such election or appointment, the Board may fill the vacancy in accordance with the provisions of Bye-Law 91. A Director so elected or appointed by the Shareholders or, in absence thereof, the Board pursuant to this Bye-Law 90 shall hold office until the next annual general meeting or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

VACANCIES ON THE BOARD

91.	The Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board. A Director so appointed shall hold office until the next annual general meeting or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, following a vacancy filled by the Board, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

92.	The office of a Director shall be vacated upon the happening of any of the following events:

92.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

92.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

92.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

92.4	if he is prohibited by law from being a Director;

92.5	if he ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS

93.	A Director (other than an Alternate Director) may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

94.	An Alternate Director shall cease to be an Alternate Director:

94.1	if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

94.2	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

94.3	if he is removed from office pursuant to Bye-Law 93; or

94.4	if he resigns his office by notice to the Company.

95.	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

96.	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.

97.	Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

REMUNERATION OF DIRECTORS

98.	The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

DIRECTORS' INTERESTS

99.	Contracts and Disclosure of Directors' Interests

99.1	Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

99.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.

99.3	Following a declaration being made pursuant to this Bye-Law, and unless disqualified by a majority of the disinterested Directors present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

POWERS AND DUTIES OF THE BOARD

100.	Subject to the provisions of the Companies Act and these Bye-Laws the Board shall manage and control all of the business of the Company in Bermuda and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no direction given by the Company by Resolution, if any, shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board, provided all meetings of the Board are held in Bermuda.

101.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

102.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

103.	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or Affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

104.	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD'S POWERS

105.	The Board may by proxy or power of attorney appoint any company, firm or person or any fluctuating body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such proxy or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such proxy/attorney and of such proxy/attorney as the Board may think fit, and may also authorise any such proxy/attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised under the Seal, execute any deed or instrument under the personal seal of such proxy or attorney, with the same effect as the affixation of the Seal.

106.	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 105, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

107.	The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

108.	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

109.	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, facsimile, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose and the provisions of Bye-Law 142 shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

110.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

111.	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

112.	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

113.	The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

114.	The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

115.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in Bye-Law 93) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

116.	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

117.	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

118.	If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director (including the chairman) to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be determined by a resolution of the Board (on which such Director shall not vote) and such resolution shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

OFFICERS

119.	The Officers of the Company must include either a President and a Vice-President, or a Chairman and a Deputy Chairman who must be Directors and shall be elected by the Board as soon as possible after the statutory meeting and shall serve for such term as the Board may determine, or in the absence of such determination until the termination of the next Annual General Meeting following their appointment. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

120.	The Board shall cause minutes to be made and books kept for the purpose of recording:

120.1	all appointments of Officers made by the Board;

120.2	the names of the Directors and other persons (if any) present at each meeting of the Board;

120.3	all proceedings at meetings of the Company, of the holders of any class or series of shares in the Company and of the Board; and

120.4	all proceedings of its managers (if any).

Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 140 and the minute books relating to meetings of the Shareholders of the Company. Such minute books shall be maintained in Bermuda.

SECRETARY AND RESIDENT REPRESENTATIVE

121.	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

122.	A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

123.	The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration in Bermuda type written across the centre thereof.

124.	The Board may authorise the production of one or more duplicate seals.

125.	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary, or by one of the Directors or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication

DIVIDENDS AND OTHER PAYMENTS

126.	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 134, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

127.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

127.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

127.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

128.	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

129.	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

130.	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

131.	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

132.	Subject to approval by a Resolution, the Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

133.	The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

134.	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class or series of Shareholders or holders of any options over shares who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same shall not be paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class or series as that from which the relevant share premium was derived.

135.	Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholder and, in the case where a distribution to the Names' Trust would result in individual Names having a fractional beneficial interest, to the Names' Trust in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

136.	Notwithstanding any other provisions of these Bye-Laws, the Company may (by resolution of the Board) fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

137.	In relation to any general meeting of the Company or of any class or series of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") prior to the date fixed for the meeting (the "meeting date") and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

137.1	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class or series (a "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series (in each case subject to Bye-Laws 63-67) in relation to that meeting in respect of the shares, or the shares of the relevant class or series, registered in his name at the record date;

137.2	as regards any shares, or shares of the relevant class or series, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date ("relevant shares"), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

137.3	accordingly, except through his proxy pursuant to Bye-Law 137.2, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series, in respect of the relevant shares at that meeting.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

138.	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Act.

139.	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

140.	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

AUDIT

141.	Save and to the extent that an audit is waived in the manner permitted by the Companies Act, auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

142.	Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder (or other person to whom notice shall or may be made hereunder) by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by sending it by courier to such registered address, or by sending it by fax to a fax number supplied by such Shareholder for the purpose of the receipt of notices or documents, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by personal delivery shall be deemed to have been served or delivered at the time of delivery, or if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, or if sent by courier, the next Business Day after sending, or, when sent by fax, at the time of confirmation of transmission on the sender's equipment, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by fax, as the case may be.

143.	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

WINDING UP

144.	If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

145.	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Act.

146.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

147.	Without limiting the generality of Bye-Law 145, every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.

148.	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

149.	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

150.	Subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 145 and 147 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified as a result of the provisions of Bye-Law 145 provided, that, no monies shall be paid hereunder unless payment of the same shall be authorized in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

150.1	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

150.2	in the case such a meeting cannot be constituted by lack of disinterested quorum, by independent legal counsel in a written opinion; or

150.3	by a Resolution of the Shareholders.

151.	Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 151 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

152.	Without prejudice to the provisions of Bye-Laws 145 and 147, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

153.	These Bye-Laws 145-154 shall provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, Bye-Laws 145-154 shall be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-Laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he is guilty of fraud or dishonesty.

154.	No amendment or repeal of any provision of these Bye-Laws 145-154 shall alter, to the detriment of any Indemnified Person, the rights of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ALTERATION OF BYE-LAWS

155.	These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) or such greater majority as required by Bye-Laws 13, 48, 49 or 50 (as applicable).

Appendix III

ASPEN INSURANCE HOLDINGS LIMITED

AMENDED 2003 SHARE INCENTIVE PLAN

1.    Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees or directors and to motivate such employees or directors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees or directors will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	"Act" means The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	"Affiliate" means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	"Award" means an Option, Share Appreciation Right, Restricted Share or Other Share-Based Award granted pursuant to the Plan.

(d)	"Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have "beneficial ownership" of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(e)	"Board" means the Board of Directors of the Company.

(f)	"Change in Control" means,

(i)    at any time that the Investors (as defined below) are the Beneficial Owners of 33.33% or more of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary (as defined below) of the Company or (y) any entity which is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a

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merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; and

(ii)    at any time that the Investors (as defined below) are the Beneficial Owners of less than 33.33% of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this subsection (ii)(D) as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) "Investors" shall mean The Blackstone Group, Wellington Underwriting plc, Candover Partners Limited, Credit Suisse First Boston Private Equity, Montpelier Re Holdings Ltd., 3i Group plc, Olympus Partners and Phoenix Equity Partners or their respective Affiliates; (ii) "subsidiary" shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the

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first entity; and (iii) "holding company" shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(g)	"Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	"Committee" means the Compensation Committee of the Board or the full Board, as determined by the Board.

(i)	"Company" means Aspen Insurance Holdings Limited, a Bermuda corporation.

(j)	"Effective Date" means the date the Board approves the Plan.

(k)	"Employment" means (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates and (ii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

(l)	"Fair Market Value" means, on a given date, (i) if there is a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in connection with the grant of an Award on the date of completion of an Initial Public Offering of the Shares, the Fair Market Value on such date shall be the public offering price, and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)	"Group" means a "group", as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(n)	"ISO" means an Option that is also an incentive stock option granted pursuant to Section 6(d).

(o)	"Initial Grant" has the meaning set forth in Section 3.

(p)	"Initial Public Offering" means the initial public offering by the Company of Shares pursuant to a registration statement (other than a registration statement on Form S-4 or Form S-8, or any other similar or successor form) filed under the United States Securities Act of 1933, as amended, and any successor thereto and declared effective by the United States Securities and Exchange Commission.

(q)	"Option" means a share option granted pursuant to Section 6.

(r)	"Option Price" means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(s)	"Other Share-Based Awards" means awards granted pursuant to Section 9.

(t)	"Participant" means an employee or non-employee director who is selected by the Committee to participate in the Plan.

(u)	"Person" means a "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

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(v)	"Plan" means the Aspen Insurance Holdings 2003 Share Incentive Plan.

(w)	"Restricted Shares" means any Share granted pursuant to Section 8.

(x)	"Shares" means ordinary shares, par value £0.01 per share, in the capital of the Company.

(y)	"Share Appreciation Right" means a share appreciation right granted pursuant to Section 7.

(z)	"Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.    Shares Subject to the Plan

The total number of Shares that may be issued under the Plan is 9,476,553. Awards to acquire 3,884,030 Shares were granted following initial adoption of this Plan (the "Initial Grant"). The remaining Shares may be granted to new hires or as additional Awards, as and when determined in the sole discretion of the Committee. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan.

4.    Administration

(a)	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who, during any period the Company is subject to Section 16 of the Act, are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), "outside directors" within the meaning thereof.

(b)	The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Subject to Section 5(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)	The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

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5.    Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(b)	Without the approval of the shareholders of the Company, the Company shall not adjust an Option or Share Appreciation Right or exchange an Option or Share Appreciation Right with another Option or Share Appreciation Right that would result in an Award with a lower Option Price or exercise price (except for adjustments pursuant to Section 10 of the Plan).

(c)	Notwithstanding any provision of the Plan other than Section 10, the number of Shares under the Plan that may be issued in connection with grants of ISOs shall not exceed 150,000 Shares.

6.    Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. (i) Prior to the date of the Initial Public Offering, the Option Price per Share shall be determined by the Committee, and, in the case of ISOs, shall comply with the requirements set forth in Section 6(d) of the Plan, and (ii) after the date of the Initial Public Offering, the Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months, which period may be waived by the Committee (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan to Participants who are employees of the Company that are intended to be ISOs. Such ISOs shall comply with the

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requirements of Section 422 of the Code (or any successor section thereto), including without limitation that the Option Price shall not be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified share options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified share option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified share options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.    Terms and Conditions of Share Appreciation Rights

(a)	Grants. The Committee may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)	Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Share Appreciation Right is granted, except that, notwithstanding the foregoing, in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise

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date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercised is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

8.    Restricted Shares

(a)	Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)	Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

(c)	Dividends. Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

9.    Other Share-Based Awards

(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Share-Based Awards"). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

10.    Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

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(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under this Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Shares or Performance-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Share Appreciation Right, and/or (iv) any other affected terms of such Awards.

(b)	Change in Control.

(i)	In the event of a Change in Control after the Effective Date, solely with respect to the Initial Grant, without any action required, with respect to Awards outstanding as of the date of such Change in Control (x) all Options and Share Appreciation Rights shall become fully and immediately exercisable and vested to the full extent of the original grant, (y) the restrictions applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become fully and immediately vested, and (z) the restrictions and other conditions applicable to any Other Share-Based Award shall lapse, and such Other Share-Based Award shall become free of all restrictions, limitations and conditions or, if applicable, shall be considered earned and payable in full and immediately settled or distributed.

(ii)	In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (A) with respect to any Award other than the Initial Grant, accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as reasonably determined in the discretion of the Committee) which, in the case of Options and Share Appreciation Rights, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate exercise price of such Options or Share Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

11.    No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

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12.    Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.    Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.    Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of the shareholders of the Company, to Section 5(b), relating to repricing of Options or Share Appreciation Rights, to permit such repricing; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.    Conflicts of Law; International Participants

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order (i) to comply with United States Federal law or the rules of any securities exchange in the United States or (ii) with respect to Participants who reside or work outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

16.    Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17.    Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

18.    Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other

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party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

19.    Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

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Untitled Document
The Board of Directors recommends a vote “FOR” each proposal listed below. Please see description of proposals on bottom portion of this card.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

	For	Withhold All	For All Except		For	Against	Abstain		For	Withhold All	For All Except
Proposal 1.				Proposal 3.11				Proposal 9
INSTRUCTIONS: To withhold authority for any individual nominee under Proposals 1, 5, 9, 13 and 17, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain	INSTRUCTIONS: To withhold authority for any individual nominee under Proposals 1, 5, 9, 13 and 17, write the number of each nominee you wish to withhold on the line(s) below:
Proposal 3.12
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 2.				Proposal 3.13				Proposal 10
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 3.1				Proposal 3.14				Proposal 11
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 3.2				Proposal 3.15				Proposal 12
	For	Against	Abstain		For	Against	Abstain		For	Withhold All	For All Except
Proposal 3.3				Proposal 3.16				Proposal 13.
	For	Against	Abstain		For	Against	Abstain	INSTRUCTIONS: To withhold authority for any individual nominee under 1, 5, 9, 13 and 17, write the number of each nominee you wish to withhold on the line(s) below:
Proposal 3.4				Proposal 3.17
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 3.5				Proposal 4				Proposal 14
	For	Against	Abstain		For	Withhold All	For All Except		For	Against	Abstain
Proposal 3.6				Proposal 5.				Proposal 15
	For	Against	Abstain	INSTRUCTIONS: To withhold authority for any individual nominee under Proposals 1, 5, 9, 13 and 17, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
Proposal 3.7								Proposal 16
	For	Against	Abstain		For	Against	Abstain		For	Withhold All	For All Except
Proposal 3.8				Proposal 6				Proposal 17
	For	Against	Abstain		For	Against	Abstain	INSTRUCTIONS: To withhold authority for any individual nominee under Proposals 1, 5, 9, 13 and 17, write the number of each nominee you wish to withhold on the line(s) below:
Proposal 3.9				Proposal 7.
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 3.10				Proposal 8				Proposal 18

Signature _________________________ Date ______________ Signature _________________________ Date ______________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Proposal 1	To re-elect (1)Mr. Christopher O'Kane and (2)Ms. Heidi Hutter as Class I directors of the Company.	Proposal 8	To authorize the amendment to Aspen Insurance UK Limited's articles of association relating to indemnification of directors.
Proposal 2	To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm.	Proposal 9	To authorize the election of Messrs. (13)Christopher O'Kane, (14)Julian Cusack, (15)David May, (16)Ian Campbell and (17)Ms. Sarah Davies as company directors to the board of directors of Aspen Insurance UK Services Limited.
		Proposal 10	To authorize the directors of Aspen Insurance UK Services Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 3.1	To Amend Bye-Law 1.	Proposal 11	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Services Limited for the fiscal year ending December 31, 2005 and to hold office from the conclusion of Aspen Insurance UK Services Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Services Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.
Proposal 3.2	To Amend Bye-Law 3.
Proposal 3.3	To Amend Bye-Law 12.
Proposal 3.4	To Amend Bye-Law 33.
Proposal 3.5	To Amend Bye-Law 85.
Proposal 3.6	To Amend Bye-Law 91.
Proposal 3.7	To Amend Bye-Law 100.	Proposal 12	To authorize the amendment to Aspen Insurance UK Services Limited's articles of association relating to indemnification of directors.
Proposal 3.8	To Amend Bye-Law 105.
Proposal 3.9	To Amend Bye-Law 109.	Proposal 13	To authorize the election of Messrs. (18)Christopher O'Kane, (19)Julian Cusack, (20)Ian Campbell and (21)Ms. Sarah Davies as company directors to the board of directors of Aspen (UK) Holdings Limited.
Proposal 3.10	To Amend Bye-Law 110.
Proposal 3.11	To Amend Bye-Law 115.
Proposal 3.12	To Amend Bye-Law 116.	Proposal 14	To authorize the directors of Aspen (UK) Holdings Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 3.13	To Amend Bye-Law 119.
Proposal 3.14	To Amend Bye-Law 120.	Proposal 15	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2005 and to hold office from the conclusion of Aspen (UK) Holdings Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.
Proposal 3.15	To Amend Bye-Law 142.
Proposal 3.16	To Amend Bye-Law 147.
Proposal 3.17	To Amend Bye-Law 148.
Proposal 4	To approve an amendment to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan to increase by 3,751,983 the number of ordinary shares which may be issued under such plan from 5,724,570 ordinary shares to 9,476,553 ordinary shares.	Proposal 16	To authorize the amendment to Aspen (UK) Holdings Limited’s articles of association relating to indemnification of directors.
		Proposal 17	To authorize (i) the election of Messrs. (22)Christopher O'Kane, (23)Julian Cusack, (24)James Few, (25)David Skinner, and (26)Ms. Kate Vacher and (27)Ms. Sarah Davies as company directors for election to the board of directors of Aspen Insurance Limited for 2005 and (ii) the board of directors of Aspen Insurance Limited to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Insurance Limited for 2005 and to fix the remuneration of such directors.
Proposal 5	To authorize the election of Messrs. (3)Paul Myners, (4)Christopher O'Kane, (5)Julian Cusack, (6)David May, (7)Ian Cormack, (8)Marek Gumienny, (9)Richard Keeling, (10)Ian Campbell, and (11)Ms. Sarah Davies and (12)Ms. Heidi Hutter as company directors to the board of directors of Aspen Insurance UK Limited
Proposal 6	To authorize the directors of Aspen Insurance UK Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.	Proposal 18	To authorize the appointment of KPMG as the auditor of Aspen Insurance Limited for fiscal year ended December 31, 2005 and grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 7	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Limited for the fiscal year ending December 31, 2005 and to hold office from the conclusion of Aspen Insurance UK Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

ASPEN INSURANCE HOLDINGS LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2005

     The undersigned hereby appoints Christopher O’Kane and Julian Cusack, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held May 26, 2005, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

     Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o Mellon Investor Services LLC, attn: Proxy Processing, P.O. Box 3651, So. Hackensack, NJ 07606-9351, in the accompanying envelope, which does not require postage if mailed in the United States.

     This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time (U.S.)
the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ahl Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.